UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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Valley National Bancorp
(Name of Registrant as Specified In Its Charter)

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1455 VALLEY ROAD
WAYNE, NEW JERSEY 07470
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD, THURSDAY, APRIL 27, 2017

To Our Shareholders:
We invite you to the Annual Meeting of Shareholders of Valley National Bancorp ("Valley") to be held at 100 Furler Street, Totowa, NJ on Thursday, April 27, 2017 at 9:00 a.m., local time to vote on the following matters:

1.	Election of 12 directors;
2.	Ratification of the appointment of KPMG LLP as Valley's independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	An advisory vote on executive compensation;
4.	An advisory vote on the frequency of advisory votes on executive compensation; and
5.	An amendment to the Restated Certificate of Incorporation of Valley National Bancorp to increase the number of authorized shares of common stock and preferred stock.
We provide access to our proxy materials to certain of our shareholders via the Internet instead of mailing paper copies of the materials. This reduces both the amount of paper necessary to produce the materials and the costs associated with printing and mailing the materials to all shareholders. The Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”), which contains instructions on how to access the notice of annual meeting, proxy statement and annual report on the Internet and how to execute your proxy, is first being mailed to holders of our common stock on or about March 17, 2017. This notice also contains instructions on how to request a paper copy of the proxy materials.
Only shareholders of record at the close of business on Monday, February 27, 2017 are entitled to notice of, and to vote at the meeting. Your vote is very important. Whether or not you plan to attend the meeting, please vote in accordance with the instructions provided in the E-Proxy Notice. If you receive paper copies of the proxy materials, please execute and return the enclosed proxy card in the envelope provided or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card. The prompt return of your proxy will save Valley the expense of further requests for proxies.
Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Only shareholders or their valid proxy holders may address the meeting. Please allow ample time for the admission process. See information on page [3] – “Annual Meeting Attendance.”
If you accessed this proxy statement through the Internet after receiving an E-Proxy Notice, you may cast your vote by telephone or over the Internet by following the instructions in that Notice. If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.
We appreciate your participation and interest in Valley.
Sincerely,

Alan D. Eskow	Gerald H. Lipkin
Corporate Secretary	Chairman and Chief Executive Officer
Wayne, New Jersey
March 17, 2017
Important notice regarding the availability of proxy materials for the 2017 Annual Meeting of Shareholders: This Proxy Statement for the 2017 Annual Meeting of Shareholders, our 2016 Annual Report to Shareholders and the proxy card or voting instruction form are available on our website at: http://www.valleynationalbank.com/filings.html.

VALLEY NATIONAL BANCORP
1455 Valley Road
Wayne, New Jersey 07470
PROXY STATEMENT

GENERAL INFORMATION
We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp (“Valley,” the “Company,” “we,” “our” and “us”) for use at Valley’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the meeting. You are cordially invited to attend the meeting, which will be held at 100 Furler Street, Totowa, NJ, on Thursday, April 27, 2017 at 9:00 a.m., local time. This proxy statement is first being made available to shareholders on or about March 17, 2017.
E-PROXY
Pursuant to the rules of the Securities and Exchange Commission ("SEC"), we are furnishing our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials ("E-Proxy Notice"), which provides general information about the annual meeting, the matters to be voted on at the annual meeting, the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. The E-Proxy Notice also provides instructions on how to request a paper copy of the proxy materials and how to elect to receive a paper copy of the proxy materials or electronic copy of the proxy materials by e-mail for future meetings.
Shareholders who are current employees of Valley or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Shareholders who elect to receive paper copies of the proxy materials will receive these materials by mail.
The 2017 notice of annual meeting of shareholders, this proxy statement, the Company’s 2016 annual report to shareholders and the proxy card or voting instruction form are referred to as our “proxy materials”, and are available electronically at the following website: http://www.valleynationalbank.com/filings.html.
SHAREHOLDERS ENTITLED TO VOTE
The record date for the meeting is Monday, February 27, 2017. Only holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

On the record date there were [ ] shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.
HOUSEHOLDING
When more than one holder of our common stock shares the same address, we may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address if they have received consent from the beneficial owners of the stock.
We will deliver promptly upon written or oral request a separate copy of the E-Proxy Notice or set of proxy materials, as applicable, to any shareholder of record at a shared address to which a single copy of those documents was delivered. To receive these additional copies, you may write or call to Tina Zarkadas, Assistant Vice President, Shareholder Relations Specialist, Valley National Bancorp, at 1455 Valley Road, Wayne, NJ 07470, telephone (973) 305-3380 or e-mail her at tscortes@valleynationalbank.com. If your shares are held in “street name”, you should contact the broker or other intermediary who holds the shares on your behalf to request an additional copy of the E-Proxy Notice or set of proxy materials.
If you are a shareholder of record and are either receiving multiple E-Proxy Notices or multiple paper copies of the proxy materials, as applicable, and wish to request future delivery of a single copy or are receiving a single E-Proxy Notice or copy of the proxy materials, as applicable, and wish to request future delivery of multiple copies, please contact Ms. Zarkadas at the address or telephone number above. If your shares are held in “street name”, you should contact the broker or other intermediary who holds the shares on your behalf.
PROXIES AND VOTING PROCEDURES
Your vote is important and you are encouraged to vote your shares promptly. Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends—that is:

Valley National Bancorp - 2017 Proxy Statement	1

•	Item 1 – FOR the election of each of the 12 nominees for director named in this proxy statement;

•	Item 2 – FOR the ratification of the appointment of KPMG LLP;

•	Item 3 – FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	Item 4 – that future advisory votes on executive compensation be held EVERY YEAR; and

•	Item 5 – FOR the approval of the amendment to Valley’s Restated Certificate of Incorporation to increase the number of authorized shares of Valley’s common stock and preferred stock.
We are offering you three alternative ways to vote your shares:
BY INTERNET. If you wish to vote using the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions or scan the QR code on your E-Proxy Notice or proxy card with your smartphone. Have your proxy card available when you access the web page.
BY TELEPHONE. If you wish to vote by telephone, call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow instructions. Have your E-Proxy Notice or proxy card available when you call.
BY MAIL. To vote your proxy by mail, please sign your name exactly as it appears on your proxy card, date, and mail your proxy card in the envelope provided as soon as possible.
Regardless of the method that you use to vote, you will be able to vote in person or revoke your earlier proxy if you follow the instructions provided below in the sections entitled “Voting in Person” and “Revoking Your Proxy”. If you are a participant in the Company’s Dividend Reinvestment Plan, the shares that are held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone or by Internet.
If you are an employee or former employee of the Company, and participate in our Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature—“KSOP”), you will receive a separate proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction form for the plan trustee. The plan trustee will vote plan shares for which voting instructions are not received in the same proportion as the shares for which instructions were received under the plan.
VOTING IN PERSON.  The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted, as described below.
REVOKING YOUR PROXY
You can revoke your proxy at any time before it is exercised by:

•	Delivery of a properly executed, later-dated proxy; or

•	A written revocation of your proxy.
A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of the Company, Alan D. Eskow, Valley National Bancorp, at 1455 Valley Road, Wayne, NJ 07470, or it must be delivered to the Corporate Secretary at the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the Internet. You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede any prior votes.
QUORUM REQUIRED TO HOLD THE ANNUAL MEETING
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary power to vote with respect to that item and has not received voting instructions from the beneficial owner. Brokers do not have discretionary power to vote on the following items absent instructions from the beneficial owner: the election of directors (Item 1), the advisory vote on executive compensation (Item 3), the advisory vote on the frequency of advisory votes on executive compensation (Item 4) or the amendment to the certificate of incorportion (Item 5).
REQUIRED VOTE

•
To be elected to a new term, directors must receive a majority of the votes cast (the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee). Each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive a majority of the votes cast at the annual meeting and the Board accepts the tendered resignation. Abstentions and broker non-votes are not counted as votes cast and have no effect on the

2	Valley National Bancorp - 2017 Proxy Statement

election of a director. If there is a contested election (which is not the case in 2017), directors would be elected by a plurality of votes cast at the meeting.

•
The ratification of the appointment of KPMG LLP will be approved if a majority of the votes cast are voted FOR the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no impact on the outcome.

•
The advisory vote on executive compensation will be approved if a majority of the votes cast are voted FOR the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome.

•
The advisory vote on the option of every year, every 2 years and every 3 years that receives the highest number of votes cast by shareholders will be the frequency for future advisory votes on executive compensation that has been selected by shareholders. Abstentions and broker non-votes are not counted as votes cast and will have no impact on the outcome.

•
The vote to approve the amendment to Valley’s Restated Certificate of Incorporation to increase the number of authorized shares of Valley’s common stock and preferred stock will be approved if a majority of the votes cast by the holders of Valley common stock are voted FOR such proposal. Abstentions and voted broker non-votes are not counted as votes cast and will have no effect on the outcome.

ANNUAL MEETING ATTENDANCE
Only shareholders or their proxy holders and Valley guests may attend the Annual Meeting. For registered shareholders receiving paper copies or the proxy matericals, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. For other registered shareholders, please bring your E-Proxy Notice to be admitted to the meeting.
If your shares are held in street name, you must bring to the meeting evidence of your stock ownership indicating that you beneficially owned the shares on the record date for voting and a valid form of photo identification to be allowed access. If you wish to vote at the meeting, you must bring a proxy executed in your favor from the holder of record.
METHOD AND COST OF PROXY SOLICITATION
This proxy solicitation is being made by our Board of Directors and we will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of the Company in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the SEC and the New York Stock Exchange ("NYSE"), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to their customers who are beneficial owners of Valley common stock. We are paying Laurel Hill Advisory Group, LLC - US a fee of $8,000 plus out of pocket expenses to assist with solicitation of proxies.

Valley National Bancorp - 2017 Proxy Statement	3

ITEM 1
ELECTION OF DIRECTORS
DIRECTOR INFORMATION
We are asking you to vote for the election of directors. Under our by-laws, the Board of Directors (the “Board”) fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The number of directors has been fixed by the Board at 12.
The persons named as proxies intend to vote the proxies FOR the election of the 12 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected. The Board retains the right to reduce the number of directors to be elected if any nominee is not available to be elected.
Each candidate for director has been nominated to serve a one-year term until our 2018 annual meeting and thereafter until the person’s successor has been duly elected and qualified. In considering a candidate for director, the Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, as a whole, can satisfy its supervision responsibilities effectively. To accomplish this, guidelines are set by the Nominating and Corporate Governance Committee, further discussed below under the Corporate Governance section.
Set forth below are the names and ages of the Board’s nominees for election; the nominees’ position with the Company (if any); the principal occupation or employment of each nominee for at least the past five years; the period during which each nominee has served as our director; any other directorships during the past five years held by the nominee with companies registered pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Securities Exchange Act or registered as an investment company under the Investment Company Act of 1940; and other biographical information for each individual director. In addition, described below is each director nominee’s particular experience, qualification, attributes or skills that has led the Board to conclude that the person should serve as a director of Valley.
Consistent with our Corporate Governance Guidelines, Mr. Barnett Rukin is retiring as a director after over 25 years of service on our Board.  We thank him for his expertise and dedication during his service.

Gerald H. Lipkin, 76

Chairman of the Board and Chief Executive Officer of Valley National Bancorp and Valley National Bank.
Director since: 1986
Other directorships: Federal Reserve Bank of New York (FRBNY); Federal Home Loan Bank of New York (FHLBNY)

Mr. Lipkin began his career at Valley in 1975 as a Senior Vice President and lending officer, and has spent his entire business career directly in the banking industry. He became CEO and Chairman of Valley in 1989. Prior to joining Valley, he spent 13 years in various positions with the Comptroller of the Currency as a bank examiner and then Deputy Regional Administrator for the New York region. Mr. Lipkin was elected a Class A director to the Federal Reserve Bank of New York in 2013. He serves on the Federal Home Loan Bank of New York’s Board as a Member Director representing New Jersey for a four year term that commenced on January 1, 2014. Mr. Lipkin is a graduate of Rutgers University where he earned a Bachelor’s Degree in Economics. He received a Master’s Degree in Business Administration in Banking and Finance from New York University. He is also a graduate of the Stonier School of Banking. Mr. Lipkin’s education, his over 51 years of experience in lending and commercial banking in conjunction with his leadership ability make him a valuable member of our Board of Directors.

Andrew B. Abramson, 63

President and Chief Executive Officer, Value Companies, Inc. (a real estate development and property management firm).
Director since: 1994

Mr. Abramson is a licensed real estate broker in the States of New Jersey and New York. He graduated from Cornell University with a Bachelor’s Degree, and a Master’s Degree, both in Civil Engineering. With 37 years as a business owner, an investor and developer in real estate, he brings management, financial, and real estate market experience and expertise to Valley’s Board of Directors.

4	Valley National Bancorp - 2017 Proxy Statement

Peter J. Baum, 61

Chief Financial Officer and Chief Operating Officer, Essex Manufacturing, Inc. (manufacturer, importer and distributor of consumer products).
Director since: 2012

Mr. Baum joined Essex Manufacturing, Inc. in 1978 as an Asian sourcing manager. Essex Manufacturing, Inc. has been in business over 54 years and imports various consumer products from Asia. Essex distributes these products to large retail customers in the U.S. and globally. Mr. Baum graduated from The Wharton School at the University of Pennsylvania in 1978 with a B.S. in Economics. Mr. Baum brings over 35 years of business experience including as a business owner for 19 years. Mr. Baum also brings financial experience and expertise to Valley’s Board of Directors.

Pamela R. Bronander, 60

Vice President, KMC Mechanical, Inc.; President, Kaye Mechanical Contractors LLC (mechanical contractor).
Director since: 1993

Ms. Bronander has full managerial responsibility for the financial, operational, human resources, and legal aspects of two mechanical contracting companies: K.M.C. Mechanical, Inc and Kaye Mechanical Contractors, LLC that serve the Tristate area. Ms. Bronander was formerly an officer of Scandia Packaging Machinery Company. She graduated with a Bachelor’s Degree in Economics from Lafayette College. Ms Bronander brings years of general business, managerial and small business financial expertise to Valley’s Board of Directors.

Eric P. Edelstein, 67

Consultant.
Director since: 2003

Mr. Edelstein is a former Director of Aeroflex, Incorporated and Computer Horizon Corp.; former Executive Vice President and Chief Financial Officer of Griffon Corporation (a diversified manufacturing and holding company), and a former Managing Partner at Arthur Andersen LLP (an accounting firm). Mr. Edelstein was employed by Arthur Andersen LLP for 30 years and held various roles in the accounting and audit division, as well as the management consulting division. He received his Bachelor’s Degree in Business Administration and his Master’s Degree in Professional Accounting from Rutgers University. With 30 years of experience as a practicing CPA and as a management consultant, Mr. Edelstein brings in-depth knowledge of generally accepted accounting and auditing standards as well as a wide range of business expertise to our Board. He has worked with audit committees and boards of directors in the past and provides Valley’s Board of Directors with extensive experience in auditing and preparation of financial statements.

Valley National Bancorp - 2017 Proxy Statement	5

Mary J. Steele Guilfoile, 63

Chairman of MG Advisors, Inc. (financial services merger and acquisition advisory and consulting firm).
Director since: 2003
Other directorships: Interpublic Group of Companies, Inc., CH Robinson Worldwide

Ms. Guilfoile is the former Executive Vice President and Corporate Treasurer of J.P. Morgan Chase & Co. (a global financial services firm) and a former Partner, Chief Financial Officer and Chief Operating Officer of The Beacon Group, LLC (a private equity, strategic advisory and wealth management partnership). Ms. Guilfoile is Chairman of MG Advisors, Inc. and is also a Partner of The Beacon Group L.P. (a private investment group), a CPA, Chairman of the Audit Committee of Interpublic Group of Companies, Inc., and was Chairman of the Audit Committee of Viasys Healthcare, Inc. She received her Bachelor’s Degree in Accounting from Boston College Carroll School of Management and her Master’s Degree in Business Administration with concentrations in strategic marketing and finance from Columbia University Graduate School of Business. With her wide range of professional experience and knowledge, Ms. Guilfoile brings a variety of business experience in corporate governance, risk management, accounting, auditing, investment and management expertise to Valley’s Board of Directors.

Graham O. Jones, 72

Partner and Attorney, at law firm of Jones & Jones.
Director since: 1997

Mr. Jones has been practicing law since 1969, with an emphasis on banking law since 1980. He has been a Partner of Jones & Jones since 1982 and served as the former President and Director of Hoke, Inc., (manufacturer and distributor of fluid control products). He was a Director and General Counsel for 12 years at Midland Bancorporation, Inc. and Midland Bank & Trust Company. Mr. Jones was a partner at Norwood Associates II for 10 years and was a President and Director for Adwildon Corporation (bank holding company). Mr. Jones received his Bachelor’s Degree from Brown University and his Juris Doctor Degree from the University of North Carolina School of Law. With his business and banking affiliations, including partnerships and directorships, as well as professional and civic affiliations, he brings a long history of banking law expertise and a variety of business experience and professional achievements to Valley’s Board of Directors.

6	Valley National Bancorp - 2017 Proxy Statement

Gerald Korde, 73

President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution company).
Director since: 1989

Mr. Korde is the owner of Birch Lumber Company, Inc. and has various business interests including real estate investment projects with Chelsea Senior Living and Inglemoor Care Center of Livingston. He earned a Bachelor’s Degree in Finance from the University of Cincinnati. Mr. Korde’s years of general business and managerial expertise, including his background as a former owner and manager of motels, provides a long history of entrepreneurship and managerial knowledge that brings value to Valley’s Board of Directors.

Michael L. LaRusso, 71

Financial Consultant.
Director since: 2004

Mr. LaRusso is a former Executive Vice President and a Director of Corporate Monitoring Group at Union Bank of California. He held various positions as a federal bank regulator with the Comptroller of the Currency for 23 years and assumed a senior bank executive role for 15 years in large regional and/or multinational banking companies (including Wachovia, Citicorp and Union Bank of California). He holds a Bachelor’s Degree in Finance from Seton Hall University and he is also a graduate of the Stonier School of Banking. Mr. LaRusso’s extensive management and leadership experience with these financial institutions positions him well to serve on Valley’s Board of Directors.

Marc J. Lenner, 51

Chief Executive Officer and Chief Financial Officer of Lester M. Entin Associates (a real estate development and management company).
Director since: 2007

Mr. Lenner became the Chief Executive Officer and Chief Financial Officer at Lester M. Entin Associates in January 2000 after serving in various other executive positions within the company. He has experience in multiple areas of commercial real estate markets throughout the country (with a focus in the New York tri-state area), including management, acquisitions, financing, development and leasing. Mr. Lenner is the Co-Director of a charitable foundation where he manages a multi-million dollar equity and bond portfolio. Prior to Lester M. Entin Associates, he was employed by Hoberman Miller Goldstein and Lesser, P.C., an accounting firm. He attended Muhlenberg College where he earned a Bachelor’s Degree in both Business Administration and Accounting. With Mr. Lenner’s financial and professional background, he provides management, finance and real estate experience to Valley’s Board of Directors.

Valley National Bancorp - 2017 Proxy Statement	7

Suresh L. Sani, 52

President, First Pioneer Properties, Inc. (a commercial real estate management company).
Director since: 2007

Mr. Sani is a former associate at the law firm of Shea & Gould. As president of First Pioneer Properties, Inc., he is responsible for the acquisition, financing, developing, leasing and managing of real estate assets. He has over 25 years of experience in managing and owning commercial real estate in Valley’s lending market area. Mr. Sani received his Bachelor’s Degree from Harvard College and a Juris Doctor Degree from the New York University School of Law. He brings a legal background, small business network management and real estate expertise to Valley’s Board of Directors.

Jeffrey S. Wilks, 57

Principal and Executive Vice President of Spiegel Associates (a real estate ownership and development company).
Director since: 2012
Other directorships: State Bancorp, Inc.

Mr. Wilks served as a director of State Bancorp, Inc. from 2001 to 2011 and was appointed to Valley’s Board of Directors in connection with Valley’s acquisition of State Bancorp, Inc., effective January 1, 2012. From 1992 to 1995 Mr. Wilks was an Associate Director of Sandler O’Neill, an investment bank specializing in the banking industry. Prior to that, Mr. Wilks was a Vice President of Corporate Finance at NatWest USA and Vice President of NatWest USA Capital Corp. and NatWest Equity Corp., each an investment affiliate of NatWest USA. Mr. Wilks serves on the board of directors of the New Cassell Business Association, is a member of the Board of Trustees of Central Synagogue, New York, is a member of the board of the Museum at Eldridge Street, and is a member of the Board of City Parks Foundation. Mr. Wilks served as Director of the Banking and Finance Committee of the UJA - Federation of New York from 1991 to 2001. Mr. Wilks earned his BSBA in Accounting and Finance from Boston University. Mr. Wilks brings experience in banking, finance and investments to Valley’s Board of Directors.

RECOMMENDATION ON ITEM 1

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINATED SLATE OF DIRECTORS.

8	Valley National Bancorp - 2017 Proxy Statement

ITEM 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm to audit Valley’s financial statements for 2017. We are asking you to ratify that appointment.
KPMG audited our books and records for the years ended December 31, 2016, 2015 and 2014. The fees billed for services rendered to us by KPMG for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Audit fees	$1,332,750	$1,395,000
Audit-related fees (1)	291,000	333,200
Tax fees (2)	6,345	6,993
All other fees (3)	0	44,000
Total	$1,630,095	$1,779,193
__________
(1)	Fees paid for benefit plan audits and a review of Form S-3, Form S-4, and S-8 registration statements and related expert consents.
(2)	Includes fees rendered in connection with tax services relating to state and local matters.
(3)	Consulting fees related to non-audit services.
The Audit Committee maintains a formal policy concerning the pre-approval of audit and non-audit services to be provided by its independent accountants to Valley. The policy requires that all services to be performed by KPMG, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent accountants, and management may also present additional services for pre-approval.
All services rendered by KPMG are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by KPMG during fiscal 2016. Representatives of KPMG will be available at the annual meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders.

RECOMMENDATION ON ITEM 2

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS VALLEY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

Valley National Bancorp - 2017 Proxy Statement	9

REPORT OF THE AUDIT COMMITTEE
February [28], 2017
To the Board of Directors of Valley National Bancorp:
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP ("KPMG"), performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.
The following is the report of the Audit Committee with respect to the audited financial statements for fiscal year 2016. With respect to fiscal year 2016, the Audit Committee has:

•	reviewed and discussed Valley’s audited financial statements with management and KPMG;

•	discussed with KPMG the scope of its services, including its audit plan;

•	reviewed Valley’s internal control procedures;

•	discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, adopted by the Public Company Accounting Oversight Board;

•
received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG their independence from management and Valley; and

•	approved the audit and non-audit services provided during fiscal year 2016 by KPMG.
Based on the foregoing review and discussions, the Audit Committee approved the audited financial statements to be included in our Annual Report on Form 10-K for fiscal year 2016.
Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2016 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. KPMG is also required by Section 404 to prepare and include as part of the Company’s 2016 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment.

During the course of 2016, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with KPMG. Management’s assessment report and the auditor’s attestation report are included as part of the 2016 Annual Report on Form 10-K.

Eric P. Edelstein, Chairman
Andrew B. Abramson
Gerald Korde
Michael L. LaRusso
Barnett Rukin
Suresh L. Sani
Jeffrey S. Wilks

10	Valley National Bancorp - 2017 Proxy Statement

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of Valley’s business through discussions with the Chairman and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In this regard, to further educate directors about Valley and assist committees in their work, committees are encouraged to invite non-member directors to attend committee meetings to learn about the workings of the Board. All members of the Board also serve as directors of our subsidiary bank, Valley National Bank (the “Bank”). It is our policy that all directors attend the annual meeting absent a compelling reason, such as family or medical emergencies. In 2016, all directors then serving attended our annual meeting.
Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and safe and sound banking principles. The Board has adopted corporate governance practices which the Board and senior management believe promote this purpose. Periodically, these governance practices, as well as the rules and listing standards of the NYSE and the regulations of the SEC, are reviewed by senior management, legal counsel and the Board.
BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT
Chairman and CEO Roles. Valley is led by Mr. Gerald Lipkin, who has served as our Chairman and CEO since 1989.
Our Board is currently comprised of Mr. Lipkin and 12 other directors, of whom ten are independent under NYSE guidelines. The Board has three standing independent committees with separate chairpersons – an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. We also have a Risk Committee which is responsible for overseeing risk management. In addition, our Audit Committee engages in oversight of financial statement risk exposures and our full Board regularly engages in discussions of risk management and receives reports on risk from our executive management, other company officers and the chairman of the Risk Committee. Each of our other Board committees also considers the risk within its area of responsibilities.
Lead Director. The Board created the position of Lead Director and each year since 2014 has appointed Mr. Abramson as its Lead Director. In accordance with our corporate governance guidelines, our non-management directors meet in executive session regularly and our independent directors meet in executive session at least twice a year. These meetings are chaired by Mr. Abramson in his role as Lead Director.

Our corporate leadership structure is commonly utilized by other public companies in the United States. We believe that having a combined Chairman/CEO, a lead director and independent chairpersons for each of the above Board committees provides the right form of leadership for Valley at this time. We have a single leader for our Company who can present a consistent vision, and he is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for Valley and to our industry. We believe that our Chairman/CEO together with the Lead Director, the Risk Committee, our Audit Committee (primarily with respect to financial risks) and the full Board of Directors, provide effective oversight of the risk management function.
DIRECTOR INDEPENDENCE
The Board has determined that a majority of the directors and all current members of the Nominating and Corporate Governance, Compensation and Human Resources, and Audit Committees are “independent” for purposes of the independence standards of the NYSE, and that all of the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of Exchange Act. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. Our independent directors are: Andrew B. Abramson, Peter J. Baum, Pamela R. Bronander, Eric P. Edelstein, Gerald Korde, Michael L. LaRusso, Marc J. Lenner, Barnett Rukin, Suresh L. Sani and Jeffrey S. Wilks.

To assist in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with the Company fall within these categories is independent:

•
A loan made by the Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit risk department or independent loan review department, or by any bank regulatory agency which supervises the Bank;

•
A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by Valley or its subsidiaries of any immediate family member of the director if the

Valley National Bancorp - 2017 Proxy Statement	11

family member serves below the level of a senior vice president;

•
Annual contributions by Valley or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $30,000 in any calendar year;

•	Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five percent (5%) or less of the equity interests of that business and do
not serve as an executive officer of the business; or

•
Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $120,000 or five percent (5%) of the gross revenues of the business.

The Board considered the following categories of items for each director it determined was independent together with the information set forth under "Certain Transactions With Management":

Name	Loans*	Trust Services/ Assets Under Management	Banking Relationship with VNB	Professional Services to Valley
Andrew B. Abramson	Commercial and Residential Mortgages, Personal and Commercial Line of Credit	Trust Services	Checking, Savings, Certificate of Deposit	None
Peter J. Baum	Commercial and Personal Mortgage	None	Checking	None
Pamela R. Bronander	Commercial and Personal Line of Credit, Home Equity	None	Checking, Savings, Certificate of Deposit	None
Eric P. Edelstein	Residential Mortgage	None	Checking	None
Gerald Korde	Commercial, Commercial Mortgage and Personal Line of Credit	None	Checking, Money Market	None
Michael L. LaRusso	Personal Line of Credit	None	Checking, Money Market	None
Marc J. Lenner	Commercial Mortgage, Residential Mortgage, Personal Line of Credit and Home Equity	Trust Services	Checking, Money Market, Certificate of Deposit, IRA	None
Barnett Rukin**	Commercial and Residential Mortgages, Commercial Line of Credit	Assets Under Management	Checking, Safe Deposit Box	None
Suresh L. Sani	Commercial Mortgage	None	Checking, Money Market	None
Jeffrey S. Wilks	Personal Line of Credit	None	Checking	None
____________
* In compliance with Regulation O.
** Mr. Rukin is currently a Valley director who will retire as a director after the upcoming annual meeting.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS
Valley’s Corporate Governance Guidelines require the Board to hold separate executive sessions for both independent and non-management directors.  At least twice a year, the Board holds an executive session including only independent directors and an executive session including only non-management directors in each instance with the Lead Director as the presiding director for the session.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS WITH DIRECTORS
The Board of Directors has established the following procedures for shareholder or interested party communications with the Board of Directors or with the Lead Director of the Board:

•
Shareholders or interested parties wishing to communicate with the Board of Directors, the non-management or independent directors, or with the Lead Director should send any communication to Valley National Bancorp, c/o Alan D. Eskow,

12	Valley National Bancorp - 2017 Proxy Statement

Corporate Secretary, at 1455 Valley Road, Wayne, NJ 07470. Any such communication should state the number of shares owned by the shareholder.

•
The Corporate Secretary will forward such communication to the Board of Directors or, as appropriate, to the particular committee chairman or to the Lead Director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors in which case the Corporate Secretary has the authority to determine the appropriate disposition of the communication. All such communications will be kept confidential to the extent possible.

•
The Corporate Secretary will maintain a log and copies of all such communications for inspection and review by any Board member or by the Lead Director, and will regularly review all such communications with the Board or the appropriate committee chairman or with the Lead Director at the next meeting.

COMMITTEES OF THE BOARD OF DIRECTORS; BOARD OF DIRECTORS MEETINGS
In 2016, the Board of Directors maintained an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. Only independent directors serve on these committees. In addition to these committees, the Company and the Bank also maintain a number of committees to oversee other areas of Valley’s operations. These include an Executive Committee, Community Reinvestment Act ("CRA") Committee, Investment Committee, Pension/Savings & Investment Trustees Committee, Risk Committee, Strategic Planning Committee and a Trust Committee, all of which have both independent and non-independent directors, as permitted by the SEC and the NYSE.
Each director attended at least 85% or more of the meetings of the Board of Directors and of each committee on which he or she served for the year ended December 31, 2016. Our Board met eight times during 2016 and the Bank’s Board met eight times during 2016.
The following table presents 2016 membership information for each of our Audit, Nominating and Corporate Governance, and Compensation and Human Resources Committees.

Name	Audit	Nominating and Corporate Governance	Compensation and Human Resources
Andrew B. Abramson	X	X	X
Peter J. Baum		X
Pamela R. Bronander			X
Eric P. Edelstein	(Chair)	X	X
Gerald Korde	X	X	(Chair)
Michael L. LaRusso	X		X
Marc J. Lenner		(Chair)	X
Barnett Rukin	X
Suresh L. Sani	X	X	X
Jeffrey S. Wilks	X	X
2016 Number of Meetings*	5	4	5
____________
* Includes telephonic meetings.
AUDIT COMMITTEE.  The Audit Committee formally met five times during 2016. In addition, the Committee Chairman and Risk Committee Chairman met with the Chief Audit Executive and Chief Risk Officer of Valley monthly for the purpose of communicating closely with those officers and receiving updates on significant developments. The Board of Directors has determined that each member of the Audit Committee is financially literate and that more than one member of the Audit Committee has the accounting or related financial management expertise required by the NYSE. The Board of Directors has also determined that Mr. Edelstein, Mr. LaRusso, Mr. Rukin and Mr. Wilks meet the SEC criteria of an “Audit Committee Financial Expert.” The charter for the Audit Committee can be viewed at our website www.valleynationalbank.com/charters. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. Each member of the Audit Committee is independent under the NYSE listing rules. Other responsibilities of the Audit Committee pursuant to the charter include:

•	Reviewing the scope and results of the audit with Valley’s independent registered public accounting firm;

•	Reviewing with management and Valley’s independent registered public accounting firm Valley’s interim and year-end operating results including SEC periodic reports and press releases;

•	Considering the appropriateness of the internal accounting and auditing procedures of Valley;

Valley National Bancorp - 2017 Proxy Statement	13

•	Considering the independence of Valley’s independent registered public accounting firm;

•	Overseeing the internal audit function;

•	Reviewing the significant findings and recommended action plans prepared by the internal audit function, together with management’s response and follow-up; and

•	Reporting to the full Board on significant matters coming to the attention of the Audit Committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.  The Nominating and Corporate Governance Committee met four times during 2016. This Committee reviews qualifications of and recommends to the Board candidates for election as director of Valley, considers the composition of the Board, and recommends committee assignments. The Nominating and Corporate Governance Committee develops corporate governance guidelines which include:

•	Director qualifications and standards;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Limitations on Board members serving on other boards of directors;

•	Director access to management and records; and

•	Criteria for the annual self-assessment of the Board, and its effectiveness.
The Nominating and Corporate Governance Committee is also charged with overseeing adherence to our corporate governance standards and the Code of Conduct and Ethics. The Nominating and Corporate Governance Committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.” Each member of the Nominating and Corporate Governance Committee is independent under NYSE listing rules. The charter for the Nominating and Corporate Governance Committee can be viewed at our website www.valleynationalbank.com/charters.
COMPENSATION AND HUMAN RESOURCES COMMITTEE.  The Compensation and Human Resources Committee formally met five times during 2016. This Committee determines CEO compensation, recommends to the Board compensation levels for directors and sets compensation for named executive officers ("NEOs") and other executive officers. It also administers our Executive Incentive Plan and the 2016 Long-Term Stock Incentive Plan, and makes awards pursuant to those plans. The charter for the Committee can be viewed on our website at www.valleynationalbank.com/charters. Each member of the Compensation and Human Resources Committee is independent under NYSE listing rules.
EXECUTIVE OFFICER COMPENSATION
COMMITTEE PROCESSES AND PROCEDURES
The Board has delegated the responsibility for executive compensation matters to the Compensation and Human Resources Committee. The minutes of the Committee meetings are provided at Board meetings and the chairman of the Committee reports to the Board significant issues dealt with by the Committee.
In undertaking its responsibilities, annually, the Committee receives from the CEO recommendations (except those that relate to his compensation) for salary, non-equity incentive awards, restricted stock and restricted stock unit awards for NEOs and other executive officers. After considering the possible payments and discussing the recommendations with the CEO, the Committee meets in executive session to make the final decisions on these elements of compensation.
Under authority delegated by the Committee, all other employee salaries and non-equity compensation are determined by executive management. For stock awards, based on operational considerations, prior awards and staff numbers, a block of shares is allocated by the Committee. The individual restricted stock and restricted stock unit awards are then allocated by the CEO and his executive staff to these non-executive officers and employees.
Under authority delegated by the Committee, during the year, the CEO is authorized to make stock awards in specific circumstances: special incentive awards for non-officers, retention awards, awards to new employees and grants on completion of advanced degrees.
All awards not specifically approved in advance by the Committee, but awarded under the authority delegated, are reported to the Committee at its next meeting at which time the Committee ratifies the action taken.
COMPENSATION CONSULTANTS
In 2016 the Committee in its sole discretion engaged Fredrick W. Cook & Co. ("FW Cook") as its compensation consultant. FW Cook was engaged to review compensation and performance data of a peer group of comparable financial organizations that had been selected by the Committee upon the recommendation of FW Cook and in relation to this data, provide an overview and comments on Valley’s executive compensation. Also, FW Cook was requested to provide information relating to market trends in executive compensation matters. FW Cook has reviewed and provided comments on the compensation disclosures contained in this proxy statement.

14	Valley National Bancorp - 2017 Proxy Statement

COMPENSATION AS IT RELATES TO RISK MANAGEMENT
The Chief Risk Officer evaluated all incentive-based compensation for all employees of the Company and reported to the Compensation and Human Resources Committee that none of our incentive-based awards individually, or taken together, was reasonably likely to have a material adverse effect on Valley. None of the other forms of compensation or incentives for Valley employees were considered as encouraging undue or unwarranted risk. The Compensation and Human Resources Committee accepted the Chief Risk Officer’s report.
AVAILABILITY OF COMMITTEE CHARTERS
The Audit Committee, Nominating and Corporate Governance Committee, and Compensation and Human Resources Committee each operate pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at least annually. All of the committee charters can be viewed at our website www.valleynationalbank.com/charters. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.
NOMINATION OF DIRECTORS

Nominations of directors for election to the Board may only be made at an annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors by our Board of Directors, or, as described in more detail below, by any shareholder of the Company who meets the eligibility and notice requirements set forth in our By-laws, as amended in December 2016.

Shareholder Nominations Not for Inclusion in our Proxy Statement. Under our By-laws, to be eligible to submit a director nomination not for inclusion in our proxy materials but instead to be presented directly at the annual meeting, the shareholder must be a shareholder of record on both (i) the date the shareholder submits the notice of the director nomination to the Company and (ii) the record date for the annual meeting. The notice must be in proper written form and be timely received by the Company. To be in proper written form, the notice must meet all of the requirements specified in Article I, Section 3 of our By-laws, including specified information regarding the shareholder making the nomination and the proposed nominee. To be timely for our 2018 annual meeting, the notice must be received by our Secretary at our Wayne, New Jersey office not later than December 28, 2017 nor earlier than November 28, 2017. If the annual meeting is called for a date that is not within 30 days before or after the anniversary date of our 2017 annual meeting date, notice will be timely if it is received by the Secretary no later than the close of business on the 10th day following the date on which public announcement of the annual meeting is first made by the Company.

Shareholder Nominations for Inclusion in our Proxy Statement. Our By-laws provide that if certain requirements are met, an eligible shareholder or group of eligible shareholders may include their director nominees in the Company’s annual meeting proxy materials. This is commonly referred to as proxy access.

The proxy access provisions of our By-Laws provide, among other things, that a shareholder or group of up to twenty shareholders seeking to include director nominees in our proxy materials must own 3% or more of our outstanding common stock continuously for at least three years. The number of proxy access nominees appearing in any annual meeting proxy statement cannot exceed the greater of two or 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of proxy access nominees would be the closest whole number below 20%. A nominee who is included in our proxy materials but withdraws from or becomes ineligible or unavailable for election at the annual meeting, or does not receive at least 25% of the votes cast for his or her election, will not be eligible for nomination by a shareholder for the next two annual meetings. The nominating shareholder or group of shareholders also must deliver the information required by our By-laws, and each nominee must meet the qualifications required by our By-laws.

Requests to include director nominees in our proxy materials for our 2018 annual meeting must be received by our Secretary at our Wayne, New Jersey office no earlier than October 18, 2017 and no later than November 17, 2017. If the annual meeting is called for a date that is not within 30 days before or after the anniversary date of our 2017 annual meeting date, notice will be timely if it is received by the Secretary no later than the close of business on the 10th day following the date on which public announcement of the annual meeting is first made by the Company.
Director Qualifications. The Board of Directors has established criteria for members of the Board. These include:

•
The maximum age for an individual to join the Board shall be age 60, except that such limitation is inapplicable to a person who, when elected or appointed, is a member of senior management, or who was serving as a member of the Board of Directors of another company at the time of its acquisition by Valley;

•
A director is eligible for reelection if the director has not attained age 76 before the time of the annual meeting of the Company’s shareholders. However, the Board in its discretion may extend this age limit for not more than one year at a time for any director,

Valley National Bancorp - 2017 Proxy Statement	15

if the Board determines that the director’s service for an additional year will sufficiently benefit the Company;

•	Each Board member must demonstrate that he or she is able to contribute effectively regardless of age;

•	Each Board member must be a U.S. citizen and comply with all qualifications set forth in 12 USC §72;

•	Board members must maintain their principal residences in New Jersey, New York, Florida or 100 miles from the Bank's principal office;

•
Board members may not stand for re-election to the Board for more than four terms following the establishment of a principal legal residence outside of New Jersey, New York, Florida or 100 miles from the Bank's principal office;

•
Each Board member must own a minimum of 20,000 shares of our common stock of which 5,000 shares must be in his or her own name (or jointly with the director’s spouse) and none of these 20,000 shares may be pledged or hypothecated;

•
Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned committee meetings for two consecutive years, will not be nominated for re-election;

•
Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures or practices of Valley;

•	Each Board member should be available for continuing education opportunities throughout the year;

•	Each Board member is expected to be above reproach in their personal and professional lives and their financial dealings with Valley, the Bank and the community;

•
If a Board member (a) has his or her integrity challenged by a governmental agency (indictment or conviction), (b) files for personal or business bankruptcy, (c) materially violates Valley’s Code of Conduct and Ethics, or (d) has a loan made to or guaranteed by the director classified as doubtful, the Board member shall resign upon the request of the Board. If a loan made to a director or guaranteed by a director is classified as substandard and not repaid within six months, the Board may ask the director to resign;

•
No Board member may serve on the board of any other bank or financial institution or on more than two boards of other public companies while a member of Valley’s Board without the approval of Valley’s Board of Directors;

•	Board members should understand basic financial principles and represent a variety of areas of expertise and diversity in personal and professional backgrounds and experiences;

•	Each Board member should be an advocate for the Bank within the community; and

•	It is expected that the Bank will be utilized by the Board member for his or her personal and business affiliations.
The Nominating and Corporate Governance Committee has adopted a policy regarding director candidates recommended by shareholders. The Nominating and Corporate Governance Committee will consider nominations recommended by shareholders. In order for a shareholder to recommend a nomination, the shareholder must provide the recommendation along with the additional information and supporting materials to our Corporate Secretary no later than 180 days and no earlier than 150 days prior to the anniversary of the date of the preceding year’s mailing of the proxy statement for the annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee must own at least 1% of Valley’s outstanding common stock. In addition, the Nominating and Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s annual meeting in 2018, we must receive this notice on or after October 17, 2017, and on or before November 17, 2017.
The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	Appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•	If the Nominating and Corporate Governance Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in SEC and NYSE rules;

16	Valley National Bancorp - 2017 Proxy Statement

•
If the Nominating and Corporate Governance Committee deems it applicable, whether the candidate would be considered independent under NYSE rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	Demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

•	Willingness to apply sound and independent business judgment;

•	Ability to work productively with the other members of the Board;

•	Availability for the substantial duties and responsibilities of a Valley director; and

•	Meets the additional criteria set forth in Valley’s Corporate Governance Guidelines.
Diversity is one of the factors that the Nominating and Corporate Governance Committee considers in identifying nominees for a director. In selecting director nominees the Nominating and Corporate Governance Committee considers, among other factors, (1) the competencies and skills that the candidate possesses and the candidate’s areas of qualification and expertise that would enhance the composition of the Board, and (2) how the candidate would contribute to the Board’s overall balance of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. The Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees.
CODE OF CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES
We have adopted a Code of Conduct and Ethics which applies to our chief executive officer, principal financial officer, principal accounting officer and to all of our other directors, officers and employees. The Code of Conduct and Ethics is available and can be viewed on our website at www.valleynationalbank.com/charters. The Code of Conduct and Ethics is also available in print to any shareholder who requests it. We will disclose any substantive amendments to or waiver from provisions of the Code of Conduct and Ethics made with respect to the chief executive officer, principal financial officer or principal accounting officer or any other executive officer or a director on that website.

We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance by the Board and its committees. The Corporate Governance Guidelines are available on our website at www.valleynationalbank.com/charters. The Corporate Governance Guidelines are also available in print to any shareholder who requests them.

Valley National Bancorp - 2017 Proxy Statement	17

DIRECTOR COMPENSATION
COMPENSATION OF DIRECTORS
The total 2016 compensation of our non-employee directors is shown in the following table. Each of these compensation components is described in detail below.
Also described below, the Compensation Committee adopted the following changes to our non-employee director compensation program effective after the annual meeting on April 27, 2017:

•	A $25,000 reduction in the annual cash retainer from $50,000 to $25,000;

•	Non-employee directors will receive an annual $50,000 restricted stock unit award; and

•	Non-employee directors may attend meetings by phone on a paid basis only once per year.

2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (3)	Stock Awards (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)		Total
Andrew B. Abramson (1)	$187,000	$0	$15,020	$7,003		$209,023
Peter J. Baum	132,000	0	1,434	0		133,434
Pamela R. Bronander	135,000	0	14,344	0		149,344
Eric P. Edelstein (1)	154,500	0	7,902	0		162,402
Mary J. Steele Guilfoile	145,000	0	7,401	93,236	(7)	245,637
Graham O. Jones	147,500	0	14,018	0		161,518
Gerald Korde (1)	157,000	0	20,717	0		177,717
Michael L. LaRusso	136,500	0	7,375	3,599		147,474
Marc J. Lenner (1)	140,000	0	3,635	0		143,635
Barnett Rukin (2)	124,000	0	3,388	7,199		134,587
Suresh L. Sani	138,250	0	3,711	0		141,961
Jeffrey S. Wilks	132,000	0	1,362	3,599		136,961
____________

(1)	Lead Director or Bancorp Committee Chairman (see Committees of the Board on page [13] in this Proxy Statement).
(2)	Mr. Rukin is currently a Valley director who will retire as a director after the upcoming annual meeting.
(3)	Includes annual retainer, meeting fees and committee fees and fees for serving as lead director and chairing board committees earned and paid for 2016.
(4)
The Board of Directors has terminated the Directors Restricted Stock Plan and any outstanding shares will be distributed when they vest. The aggregate number of restricted shares of common stock outstanding at December 31, 2016, for each of the following participants were: Mr. Abramson 15,783 shares; Mrs. Guilfoile 7,281 shares; Mr. LaRusso 8,111 shares; Mr. Rukin 16,224 shares; and Mr. Wilks 8,111 shares.

(5)
Represents the change in the present value of pension benefits year to year under the Directors Retirement Plan for 2016 taking into account the age of each director, a present value factor, an interest discount factor and time remaining until retirement. As disclosed below, the Board of Directors pension plan was frozen for purposes of benefit accrual in 2013. The annual change in the present value of the accumulated benefits was a net increase of $100,307 in total from the present value reported as of December 31, 2015. This increase is attributable to the passage of time and the decrease in the discount rate from 4.325% to 4.110%.

(6)
Except as noted in the next footnote for Ms. Guilfoile, this column reflects only the cash dividend and interest on deferred dividends earned on outstanding restricted stock during 2016, under the 2004 Directors Restricted Stock Plan.

(7)
This includes $90,000 in consulting fees pursuant to a long-standing investment banking retainer consulting agreement, paid to MG Advisors, Inc. in 2016. Ms. Guilfoile is the Chairperson of MG Advisors. The amount also includes $3,236 in cash dividends and interest on deferred dividends earned on outstanding restricted stock during 2016, under the 2004 Directors Restricted Stock Plan.

18	Valley National Bancorp - 2017 Proxy Statement

ANNUAL BOARD RETAINER
Non-employee directors received an annual retainer of $50,000 per year, paid quarterly. Following our 2017 annual meeting, our non-employee directors will receive an annual retainer of $25,000 per year, paid quarterly, plus an equity award of $50,000 (see below).
This retainer is paid to recognize expected ongoing dialogue of Board members with our executives and employees, for being available to provide their professional expertise as needed, for attending various Bank functions, for undertaking continuing education, and for interfacing with customers as appropriate.
BOARD MEETING FEES
In recognition of the preparation time, travel time, attendance and providing professional expertise at the Board meetings, non-employee directors receive a Board meeting fee of $2,500 for each meeting attended of the Bank and Bancorp combined attended in person, by video conference or conference call. Following our 2017 annual meeting, our non-employee directors will be paid meeting fees for attendance by telephone of in person board and committee meetings for no more than one meeting per year.
BOARD COMMITTEE FEES AND COMMITTEE CHAIRMEN RETAINER
The Chairman of the Audit Committee receives an annual retainer of $15,000. The Chairman of the Compensation and Human Resources Committee receives an annual retainer of $15,000. The Chairman of the Nominating and Corporate Governance Committee receives an annual retainer of $7,500. The Lead Director receives an annual retainer of $30,000. These retainers are to recognize the extensive time that is devoted to serve as Committee Chairman or Lead Director and to attend to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas.
All members of these committees are paid for attending each committee meeting as follows: $2,500 for Audit, $2,500 for Compensation and Human Resources, and $2,500 for Nominating and Corporate Governance.
The Company and the Bank also have a number of committees (in addition to the corporate governance committees listed on page [13]). These committees generally deal with oversight of various operating matters. Valley’s Risk Committee Chairman receives a $15,000 retainer. All other committee chairmen receive a retainer of $7,500. There is an attendance fee of $2,500 for each committee meeting.
Following our annual meeting, the fees described above will be increased to those set forth below:

Lead Director Annual Retainer	$50,000
Committee Chair Retainers
Audit Chair	$20,000
Compensation & HR Chair	$20,000
Nominating & Governance Chair	$12,500
Investment Chair	$12,500
Risk Chair	$20,000
Trust Chair	$12,500
CRA Chair	$12,500

DIRECTOR EQUITY AWARDS

Our 2016 Long-Term Stock Incentive Plan (the “2016 Plan”) provides for our non-employee directors to be eligible recipients of limited equity awards. The 2016 Plan was approved by our shareholders.

Commencing with our 2017 annual meeting, each non-employee director will receive a $50,000 restricted stock unit award (“RSU”) as part of their annual retainer. The RSUs will be granted on the date of the annual shareholders’ meeting, with the number of RSUs to be determined using the closing market price on the date prior to grant. The RSUs vest on the earlier of the next annual shareholders’ meeting or the first anniversary of the grant date, with acceleration upon a change in control, death or disability, but not resignation from the board.
DIRECTORS RETIREMENT PLAN
We maintain a retirement plan for non-employee directors which was frozen to new participants and for additional benefit accruals in 2013. The plan provides 10 years of annual benefits to participating directors with five or more years of service. The benefits commence after a director has retired from the Board and reached age 65. The annual benefit is equal to the director’s years of service, multiplied by 5%, multiplied by the final annual retainer paid to the director at the time of retirement. In the event of the death of the director prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate. As a result of amendments to the plan adopted in 2013, participants no longer accrue further benefits.

Valley National Bancorp - 2017 Proxy Statement	19

STOCK OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS.  The following table contains information about the beneficial ownership of our common stock at December 31, 2016 by each director and by each of our named executive officers ("NEOs") named in this proxy statement, and by directors and all executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (2)
Directors and Named Executive Officers:
Andrew B. Abramson	240,823	(3)	0.09%
Peter J. Baum	40,267	(4)	0.02
Pamela R. Bronander	34,275	(5)	0.01
Peter Crocitto	568,481	(6)	0.21
Eric P. Edelstein	28,388		0.01
Alan D. Eskow	494,228	(7)	0.18
Mary J. Steele Guilfoile	396,237	(8)	0.15
Graham O. Jones	963,667	(9)	0.36
Gerald Korde	2,329,147	(10)	0.87
Michael L. LaRusso	43,585	(11)	0.02
Marc J. Lenner	209,590	(12)	0.08
Gerald H. Lipkin	1,250,338	(13)	0.47
Ira D. Robbins	192,450	(14)	0.07
Barnett Rukin	125,976	(15)	0.05
Suresh L. Sani	58,351	(16)	0.02
Rudy E. Schupp	286,964	(17)	0.11
Jeffrey S. Wilks	420,508	(18)	0.16
Directors and Executive Officers as a group (26 persons)	8,208,047	(19)	3.07
____________

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by the named person if he or she has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person. Unvested performance based RSUs do not carry voting rights and are non-transferable.

(2)
The number of shares of our common stock used in calculating the percentage of the class owned includes 263,638,830 shares of our common stock outstanding as of December 31, 2016. For purposes of calculating each individual’s percentage of the class owned, the number of shares underlying stock options held by that individual are also taken into account to the extent such options were exercisable at December 31, 2016 or became exercisable within 60 days of December 31, 2016.*

(3)
This total includes 14,074 shares held by Mr. Abramson’s wife, 12,379 shares held by his wife in trust for his children, 9 shares held by a family trust of which Mr. Abramson is a trustee, 40,157 shares held by a family foundation, 10,197 shares held in self-directed IRA, 2,583 shares in a self-directed IRA held by his wife and 15,783 restricted shares pursuant to the director restricted stock plan. Mr. Abramson disclaims beneficial ownership of shares held by his wife and shares held for his children.

(4)	This total includes 6,150 shares held by a trust for the benefit of Mr. Baum’s children of which Mr. Baum is the trustee.

(5)	This total includes 5,992 shares held by Ms. Bronander’s children, and of this total, 972 shares are pledged as security by her adult son.

(6)
This total includes 39,702 shares held by Mr. Crocitto’s wife, 5,042 shares held in Mr. Crocitto’s KSOP, 2,913 shares held by Mr. Crocitto as custodian for his child, 83,797 restricted shares, 153,089 performance based restricted stock units (at maximum) and 42,229 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2016*.

(7)
This total includes 51,796 shares held by Mr. Eskow’s wife, 5,303 shares held in Mr. Eskow’s KSOP, 10,578 shares held in his Roth IRA, 1,471 shares held in his IRA, 6,249 shares held jointly with his wife, 1,435 shares in an IRA held by his wife, 83,797 restricted shares, 153,089 performance based restricted stock units (at maximum) and 42,229 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2016*.

(8)	This total includes 141,606 shares held by Ms. Guilfoile’s spouse and 7,281 restricted shares pursuant to the director restricted stock plan.

(9)	This total includes 7,124 shares owned by trusts for the benefit of Mr. Jones’ children of which his wife is co-trustee.

(10)
This total includes 72,133 shares held jointly with Mr. Korde’s wife, 342,697 shares held in the name of Mr. Korde’s wife, 893,352 shares held by his wife as custodian for his children, 315,378 shares held by a trust of which Mr. Korde is a trustee and 126,438 shares held in Mr. Korde’s self-directed IRA.

(11)	This total includes 14,506 shares held jointly with Mr. LaRusso’s wife and 8,111 restricted shares pursuant to the director restricted stock plan.

(12)
This total includes 18,694 shares held in a retirement pension, 567 shares held by Mr. Lenner’s wife, 29,092 shares held by his children, 122,150 shares held by a trust of which Mr. Lenner is 50% trustee (Mr. Lenner is an indirect beneficiary of only 25% of the trust and disclaims any pecuniary interest in the ownership of the other portion of the trust), and 18,392 shares held by a charitable foundation.

(13)
This total includes 324,760 shares held in the name of Mr. Lipkin’s wife, 6,946 shares held in Mr. Lipkin’s wife’s Roth IRA, 154 shares held jointly with his wife, 68,889 shares held in a Roth IRA, 55 shares held in his KSOP, and 38,519 shares held by a family charitable foundation of which Mr. Lipkin is a co-trustee. This total also includes Mr. Lipkin’s 173,642 restricted shares, 325,918 performance based restricted stock units (at maximum) and 135,591 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2016*.

(14)
This total includes 2,000 shares held by Mr. Robbins' wife, 285 shares held in trusts for benefit of Mr. Robbins' children, 46,766 restricted shares, 109,902 performance based restricted stock units (at maximum) and 5,045 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2016*.

20	Valley National Bancorp - 2017 Proxy Statement

(15)
This total includes 6,000 shares held in Mr. Rukin’s IRA, 27,683 shares held by Mr. Rukin’s wife, as custodian and Mr. Rukin, as trustee, in various accounts for their children, 12,624 shares held by a private foundation of which Mr. Rukin is an officer and 16,224 restricted shares pursuant to the director restricted stock plan. Mr. Rukin disclaims beneficial ownership of the shares held by his wife, shares held by his wife as custodian for their children, and shares held by a private foundation.

(16)	This total includes 5,705 shares held in Mr. Sani’s Keogh Plan, 5,705 shares held in trusts for benefit of his children, and 44,390 shares held in pension trusts of which Mr. Sani is co-trustee.

(17)
This total includes 12,814 shares held in Mr. Schupp's IRA, 1,780 shares held by Mr. Schupp's wife's IRA, 1,048 shares as custodian for his children, 33,174 restricted shares and 109,902 performance based restricted stock units (at maximum).

(18)
This total includes 74,026 shares held by Mr. Wilks’ wife, 10,058 shares held by his wife in trust for one of their children, 2,747 shares held jointly with his wife for a family foundation, 20,346 shares as trustee for the benefit of their children, 12,187 shares as trustee for the benefit of his wife, 266,804 shares held by the estates of his mother and father-in-law, of which Mr. Wilks' wife is a beneficiary and is one of three executors. This total also includes Mr. Wilks’ 8,111 restricted shares pursuant to the director restricted stock plan. Mr. Wilks disclaims beneficial ownership of shares held by his mother and father-in-law’s estates.

(19)
This total includes 524,772 shares owned by 9 executive officers who are not directors or named executive officers, which total includes 12,692 shares in KSOP and/or IRA, 149 indirect shares, 125,611 restricted shares, 177,092 performance based restricted stock units (at maximum) and 28,100* shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2016. The total does not include shares held by the Bank’s trust department in fiduciary capacity for third parties.

__________
* All exercisable options outstanding have exercise prices that are higher than Valley’s market price at December 31, 2016 of $11.64. See the Outstanding Equity Awards table below for each of the NEO’s outstanding awards; and as of the record date of February 27, 2017, all exercisable options outstanding have exercise prices that are higher than Valley’s market price of [ ].

PRINCIPAL SHAREHOLDERS. The following table contains information about the beneficial ownership at December 31, 2016 by persons or groups that beneficially own 5% or more of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10022	30,278,754	11.48%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	19,801,278	7.51%
____________

(1)	For purposes of calculating these percentages, there were 263,638,830 shares of our common stock outstanding as of December 31, 2016.

(2)
Based on a Schedule 13G/A Information Statement filed January 17, 2017 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock has sole voting power as to 29,778,648 shares, shared voting power as to 0 shares, sole dispositive power as to 30,278,754 shares, and shared dispositive power as to 0 shares.

(3)
Based on a Schedule 13G/A Information Statement filed February 10, 2017 by The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group has sole voting power as to 297,474 shares, shared voting power as to 24,530 shares, sole dispositive power as to 19,491,474 shares, and shared dispositive power as to 309,804 shares.

Valley National Bancorp - 2017 Proxy Statement	21

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

EXECUTIVE SUMMARY
Say-on-Pay Vote
At the 2016 Annual Meeting of Shareholders, approximately 94% of the votes cast were in favor of the advisory vote to approve executive compensation. This result is an increase from the results of the 2015 Annual Meeting at which 91% of the votes were cast in favor of the advisory vote and a substantial increase from the results of the 2014 Annual Meeting at which 71% of the votes were case in favor of the advisory vote. We believe that the 2015 and 2016 results reflect our commitment to providing our executives with compensation that is in alignment with our shareholders’ short and long term interests. The results also reflected favorably on our outreach program over the past several years to certain large institutional shareholders and the significant changes that we made to our compensation program as a result of those conversations. In January 2017, the Compensation and Human Resources Committee (the "Committee") made compensation decisions based on 2016 results with a mind toward the input we received from shareholders over the past three years. In addition, the Committee reviewed the reports of major proxy advisory firms on the say on pay vote and again asked the Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide an analysis of the executive compensation program.
Key Compensation Decisions and Actions
As discussed below under "Our Company's Performance," we believe that benefits derived from some of the difficult choices our management made in 2015 were realized in 2016 and will continue to improve financial performance in 2017 and beyond. The Company’s net income and diluted earnings per share for 2016 increased 63.2% and 50.0%, respectively, over 2015 results, which included a $51.1 million charge related to the extinguishment of high-cost debt.
The following is a brief summary of how we approached our compensation program based on 2016 results and the shareholder feedback listed above:

•
The CEO’s total direct compensation increased 11.5% over 2015 levels. 40% of such increase was structured to be in the form of long-term performance based equity awards to ensure alignment with our pay for performance philosophy;

•	The CEO's cash bonus awarded represented a $150,000 increase from last year in light of Valley’s overall financial performance, including the strengthening of our earnings, our strong asset quality performance, and the fact that his base salary did not increase for the sixth straight year;

•	The CEO's time based equity compensation increased moderately ($75,000) from last year;

•	No increase in the salary of our CEO for the sixth year in a row;

•	No increase in the total direct compensation of our COO and CFO in 2016;

•	Increased the compensation of Ira D. Robbins and Rudy E. Schupp to reflect their recent promotions;

•
Continued to provide the majority of compensation in the form of short and long term incentive compensation, and the majority of long term incentive compensation in the form of performance equity awards;

•	Continued to grant performance equity awards that cliff vest at the end of three years based on our growth in tangible book value;

•	Continued to limit the maximum payout on the TSR portion of the performance equity awards to target if the relative TSR is negative.
The Company’s “TSR” refers to the Company’s share price performance (and dividends) ranked relative to the performance of our peer group during the relevant period. In reviewing compensation, the Committee did not take into consideration, and the preceding bullet points exclude the change, in the pension value and “all other compensation” which is included in compensation for each NEO as determined under SEC rules and set forth in the Summary Compensation Table on page [32]. To highlight the difference, the Summary Compensation Table shows all our NEOs’ total compensation both with and without the change in pension value.
Our Company’s Performance
Valley’s net income in 2016 was $168.1 million, or $0.63 per diluted common share, compared to 2015 net income of $103.0 million, or $0.42 per diluted common share, which represented an increase of 63.2% and 50.0%, respectively, over 2015 amounts. In 2015, management made the decision to take a $51.1 million pre-tax charge in order to effect the extinguishment of $845 million of high-cost debt. The Committee believes that these charges were in the best interests of the Company and sets up the Company for continued improvement in financial performance for 2017

22	Valley National Bancorp - 2017 Proxy Statement

and beyond. The dramatic increases in earnings and EPS in 2016 reflect that charge in 2015.
Other highlights of 2016 performance include:

•	The commencement of our “LIFT” program which seeks to identify operating expense savings and revenue enhancement opportunities;

•	The $110 million common stock offering in December 2016 at a price well in excess of the Company’s tangible book value;

•	A 12.3% increase in net interest income in 2016 compared to 2015;

•	An increase in tangible book value on an as reported basis of 8.21% in 2016 compared to 2015;

•	A total shareholder return in 2016 of 23.55% compared to 6.12% in 2015;

•	Over $19 million in cost savings derived from the 2015 branch efficiency and cost reduction plan; and

•	The $22.0 million gain on the sale of residential mortgage loans in 2016 compared to $4.2 million in 2015.
Key Governance Features
We have implemented the following governance features:
Independent compensation consultant. FW Cook, our compensation consultant, reports directly to the Committee and provides no services to Valley or management.
Risk management. We focus on risk management and design our plans to discourage unnecessary or excessive risk taking.
No hedging or pledging. We do not allow hedging or pledging of Valley securities by executive officers.
Clawback policy. We have a clawback policy that allows for the recovery of unvested cash and equity-based incentive compensation in the event of a material financial restatement or material misconduct by an executive and recovery of both vested and unvested awards in the event of intentional fraud or intentional misconduct by an executive. Our equity awards to executives include other clawback provisions.
Hold-past termination. If an NEO terminates employment for any reason and such termination results in the acceleration of equity awards, 50% of the shares of common stock underlying the equity awards must be held for a period of 18 months following the date of termination.
Stock ownership guidelines. We impose ownership

guidelines on our executives.
OUR COMPENSATION PHILOSOPHY
We believe that Valley’s executive compensation should be structured so as to balance the expectations of our shareholders, our regulators and our executives. We have adopted a compensation philosophy that seeks to achieve this balance by taking into consideration the following:
Pay-for-Performance: Rewarding qualitative achievements by management which contribute to our operational and strategic performance;
Benchmarking: Making compensation awards after taking into account the executive compensation programs and practices of our peer group; and
Balanced Pay Mix: Providing a mixture of short-term and long-term financial rewards to our executives.
The Committee uses a balanced approach in making compensation-related decisions. The important factors the Committee considered this year include:

•	Our year over year increase in earnings per share, after considering core earnings;

•	Our growth in tangible book value plus dividends;

•	Maintaining Valley’s strong commitment to credit quality;

•	Development of a long term strategic plan which supports Valley’s franchise growth;

•	Maintaining Valley’s dividend;

•	Meeting or exceeding regulatory requirements, including regulatory capital requirements, in all facets of our business; and

•	Training and developing staff for succession planning purposes and for maintaining business continuity.
OUR COMPENSATION PROCESS
Our Committee sets the compensation of our CEO and all our NEOs, as well as all executive officers. We met four times during 2016 and early 2017 to discuss NEO compensation for 2016. At almost all meetings the Committee holds in-depth executive sessions at which our independent compensation consultant is present and provides advice.
The Committee has the authority to directly retain the services of independent compensation consultants and other experts to assist in fulfilling its responsibilities. The Committee engaged the services of FW Cook, a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. FW Cook

Valley National Bancorp - 2017 Proxy Statement	23

performs services solely on behalf of the Committee and has no relationship with the Company or management except as it may relate to performing such services. FW Cook assists the Committee in defining Valley's peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. The Committee assessed the independence of FW Cook and concluded that no conflict of interest existed that prevented FW Cook from independently representing the Committee.
A representative of FW Cook was present and provided advice at all our meetings, including executive sessions. Pre-meetings were held with the Chairman of the Committee to establish the agenda for each meeting. The compensation consultant attended the pre-meetings.
The CEO and other NEOs attended portions of the meetings. The CEO presented and discussed with the Committee his recommendations for compensation for the NEOs and the executive team without the other NEOs present. The CEO did not make a recommendation to the Committee with regard to his own compensation. The CEO was not present when his compensation was discussed or set by the Committee. The Committee sought input from other directors with experience in executive compensation and from internal and external counsel. The Committee sets executive compensation with only Committee members, consultants and internal and external counsel present.
OUR PEER GROUP
In setting compensation for our executives, we compare total compensation, each compensation element, and Valley’s financial performance to a peer group. For purposes of determining 2015 compensation, our peer group consisted of 17 bank holding companies in the NY/NJ/CT metropolitan area plus Florida with assets within a reasonable range above and below Valley’s asset size. In 2016, we modified the peer group to remove three bank holding companies that were either acquired or in the process of being acquired by larger institutions. We replaced these companies with four companies which are located in metropolitan locations throughout the country, with sizes and business models similar to Valley. The Committee believes that this new peer group is an appropriate group for comparison with Valley for two primary reasons:

•	The companies in the peer group are all located in our market areas or comparable metropolitan locations; and

•	The companies in the peer group are, on average, similar in size and complexity to Valley.
Appendix A, on page [52] lists all financial institutions in the peer group. First Niagara Financial Group, Inc. and National Penn Bancshares, Inc. were removed from the peer group due to their acquisitions by, and merger into other institutions during 2016. Astoria Financial was also removed in 2016 prior to the publicly announced termination of the pending merger with, and into New York Community Bancorp, Inc.. PacWest Bancorp, Private Bancorp, Prosperity Bancshares and Texas Capital Bancshares were added. The peer group consists of companies with assets between $6 billion and $50 billion and market capitalization between $800 million and $8 billion. Valley ranked in the 61st and 33rd percentile in asset size and market capitalization, respectively, against the peer group.
The Committee compares the salaries, equity compensation and non-equity incentive compensation we pay to our NEOs with the same compensation elements paid to executives of the peer group companies available from public data. The Committee refers to this peer group information when setting our CEO compensation and that of our other NEOs and generally targets setting CEO and NEO total compensation at levels that are at the median of our peer group.

24	Valley National Bancorp - 2017 Proxy Statement

ELEMENTS OF PAY

The following table summarizes the key components of our compensation program for our NEOs and the purpose of each component:

Component		Key features		Purpose
Salary	è	Certain cash payment based on position, responsibilities and experience.	è	Offers a stable source of income.
EIP Cash Awards	è	Annual cash awards which are tied to achievement of both company and individual goals.	è	Intended to motivate and reward executives for achievements of short-term (one year) company and individual goals.
EIP Time Vested Equity Awards	è	Equity incentives earned based on time.	è	Intended to create alignment with shareholders and promote retention.
2016 Stock Plan Performance Equity Awards	è	Equity incentives earned based upon meeting performance targets.	è	Intended to focus on achievement of company performance objectives, relative TSR and growth in tangible book value (as defined below).
Salary
Salaries are determined by an evaluation of individual NEO responsibilities, compensation history, as well as peer comparison.
Executive Incentive Plan (EIP)
The Executive Incentive Plan ("EIP") provides for awards, payable in cash and time vested restricted stock awards, from a pool equal to 5% of our net income before income taxes. Allocations of the percentages under the EIP among the NEOs from the 5% pool (discussed below) are made by the Committee within the first 90 days of each calendar year with respect to the current year. EIP awards are determined after the year-end financial results are finalized. The Committee awards less than the entire amount of the 5% pool as permitted by the EIP. We intend to maximize our tax deductible awards under the EIP.
EIP Cash Awards
We award the cash bonus under the EIP in January or February and pay the initial 50% portion of cash EIP awards at the time of award. The 50% balance is paid in eight equal quarterly installments, to allow time for possible clawback of cash awards if necessary.

EIP Time Vested Equity Awards
We award time vested restricted stock awards under the EIP in January or February. Awards granted in January 2017 are scheduled to vest pro rata on an annual basis over a three year period.
Performance Based Equity Awards
The Company’s 2016 Long-Term Stock Incentive Plan (the “2016 Stock Plan”) includes provisions for performance awards.
We awarded performance based restricted stock unit awards under the Company’s 2016 Stock Plan. The 2016 Stock Plan provides for certain performance based awards, which allows for these awards to be qualified under Internal Revenue Code Section 162(m) for tax deductibility. Consistent with prior years, the performance based awards granted in 2017 (for 2016 performance) vest based on the Company’s adjusted Growth in Tangible Book Value and TSR performance.

Valley National Bancorp - 2017 Proxy Statement	25

OVERALL DESIGN AND MIX OF EQUITY GRANTS
Consistent with 2014 and 2015 awards, the following table summarizes the overall design and mix of our annual long-term equity incentives granted for 2016:

Form of Award	Percentage of Total Target Equity Award Value for Mr. Lipkin	Percentage of Total Target Equity Award Value for Other NEOs	Purpose	Performance Measured	Earned and Vesting Periods
Time Vested Award (time-vested restricted stock)	25.7%	33.3%	Encourages retention. Fosters shareholder mentality among the executive team.	N/A	Vests on the first, second, and third anniversaries of the grant date.
Growth in Tangible Book Value Performance Award (restricted stock units)	55.7%	50%	Encourages retention and ties executive compensation to our operational performance.	Growth in Tangible Book Value (as defined)	Earned and vests after three-year performance period based on Growth in Tangible Book Value.
TSR Performance Award (restricted stock units)	18.6%	16.7%	Encourages retention and ties executive compensation to our long-term market performance.	Relative TSR	Earned and vests after three-year performance period based on TSR.
The percentage mixes described in the chart above are based on the dollar value of the awards granted. The dollar value is translated into number of shares using the closing price the day before the Committee makes the grant.
2016 TIME VESTED AWARDS
For Mr. Lipkin, 25.7% of the aggregate dollar value of his target annual equity awards granted for 2016 was in the form of time-based vesting restricted stock awards. For the other NEOs, 33.3% of the aggregate dollar value of our NEOs’ target annual equity awards granted for 2016 was in the form of time-based vesting restricted stock awards. Once granted, the awards vest based solely on continued service with the Company, with one third vesting on each anniversary of the grant date.
2016 GROWTH IN TANGIBLE BOOK VALUE AWARDS
Growth in Tangible Book Value when used in this CD&A means year over year growth in tangible book value, plus dividends on common stock declared during the year, excluding other comprehensive income ("OCI") recorded during the year. The Committee chose Growth in Tangible Book Value over a three year period because it believes that this metric is a good indicator of the performance of a commercial bank. The adjustment for dividends allows the Committee to compare our performance to our peers which pay different amounts of dividends. The exclusion of OCI avoids changes in tangible book value not viewed as related to financial performance. Consistent with the terms of the award agreements for the restricted stock and the 2016 Stock Plan, the Committee adjusted the calculation of the Growth in Tangible Book Value for the Company's acquisitions of 1st

United Bancorp and CNL Bancorp in 2014 and 2015,
respectively, the prepayment incurred for the prepayment of high cost debt in 2015 and the common stock offering in 2016.
For Mr. Lipkin, 55.7% of the aggregate dollar value of his equity awards granted for 2016 were in the form of performance restricted stock units ("RSUs") to be earned based upon Growth in Tangible Book Value (each, a Growth in Tangible Book Value Performance Award). For the other NEOs, 50.0% of the aggregate dollar value of our NEOs’ target equity awards granted for 2016 were in the form of Growth in Tangible Book Value Performance Awards. The Growth in Tangible Book Value Performance Awards are earned based on average annual Growth in Tangible Book Value against target during the years 2017 through 2019. Earned Growth in Tangible Book Value Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter following Committee certification of performance results. The number of shares that can be earned may range from 0% to 150% of the target, depending on performance (with linear interpolation between performance levels) as follows:

Average Annual Growth in Tangible Book Value 2017-2019	Percentage of Target Shares Earned
Below 9.5%	None
9.5% (Threshold)	50%
11% (Target)	100%
12.5% or higher (Maximum)	150%
Growth in Tangible Book Value Performance Awards are settled in the form of common stock with cash for any dividend equivalents accrued during the performance period to the extent earned.

26	Valley National Bancorp - 2017 Proxy Statement

The table below shows the status of the performance based equity awards subject to vesting based on Growth in Tangible Book Value, reflecting the adjustments described above, granted in 2014 (for 2013 performance), in 2015 (for 2014 performance), and in 2016 (for 2015 performance) based on fiscal 2016 financial performance. Please note that the status reported in the below tables for other than 2014 awards is not necessarily indicative of what will ultimately be paid out to our NEOs as these awards are based on cumulative performance results for the respective full three-year performance periods. The 2014 awards vested in January 2017 at above Target performance due to the three year Growth in Tangible Book Value of 11.54%.

Growth in Tangible Book Value

Grant Date	Performance in 2014	Performance in 2015	Performance in 2016	Cumulative Perfor-mance Measured to Date
1/31/2014*	10.82%	11.28%	12.51%	11.54%
1/30/2015	N/A	11.28%	12.51%	11.90%
1/28/2016	N/A	N/A	12.51%	12.51%

__________
(*)
The terms of the awards granted in 2014 provided for an annual payout of a certain portion of the award based on achievement of Growth in Tangible Book Value performance goals measured annually. This feature allowing for potential annual payout was eliminated from performance based awards commencing with those granted in 2015.

2016 RELATIVE TSR PERFORMANCE AWARDS

For Mr. Lipkin, 18.6% of the aggregate dollar value of his target annual equity awards granted for 2016 was in the form of RSUs to be earned based on the Company’s relative TSR for the 3-year performance period from January 2017 through December 2019 against the KRX (a TSR Performance Award). For the other NEOs, 16.7% of the aggregate dollar value of our NEOs’ target annual equity awards granted for 2016 was in the form of a TSR Performance Award. The KRX is used instead of our compensation peer group to provide a broader indication of Valley's relative market performance and because similar size and geography are less relevant criteria for TSR performance comparisons than compensation comparisons. Earned TSR Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter following Committee certification of performance results. The number of shares that may be earned may range from 0% to 150% of the target, depending on performance (with linear interpolation between performance levels) as follows:

TSR	Percentage of Target Shares Earned
Below 25th percentile of peer group	None
25th percentile of peer group (Threshold)	50%
50th percentile of peer group (Target)	100%
75th percentile of peer group (Maximum)	150%
In the event that the Company has a negative TSR on an absolute basis at the end of the three-year performance period, then the maximum number of shares that could be earned, regardless of the Company’s TSR relative to its peer group, would be 100% of target. TSR Performance Awards will settle in the form of common stock with cash with any dividend equivalents accrued during the performance period, to the extent earned.
The Company’s cumulative TSR was 20.29% for the three year period ended December 31, 2016. The percentile rank against Valley’s peer group was 12.2% for that time period. Accordingly, none of the NEOs’ 2014 TSR Performance Awards vested in 2017.
PAY DETERMINATIONS
Summary
The Committee increased Mr. Lipkin’s total direct compensation (i.e., salary, target equity awards and target EIP cash awards) by $373,500, or approximately 11.5%, from last year. Of the increase in the CEO's total compensation from 2015, $148,500, or 40%, was the result of an increase in his performance based equity awards. More specifically, the Committee made the following compensation determinations with respect to Mr. Lipkin:

•	Maintained his salary of $1,123,500 for the sixth consecutive year;

•	Increased his total target equity awards to $1,750,000 from $1,526,500 for 2015;

•	Increased his target EIP cash award to $750,000 for 2016 from $600,000 for 2015.
The Committee and Mr. Lipkin believe that, as Chairman and CEO, Mr. Lipkin’s compensation, more than any other NEO, should reflect the overall performance of the Company rather than individual achievements. The Committee believes that the compensation determination that it made reflects the Company’s financial performance. Given the improvement in the Company’s earnings and EPS the Committee believed it appropriate to increase Mr. Lipkin’s compensation by approximately 11.5%. However, the Committee determined a significant portion of the increase in compensation over 2015 (40%) should be in the form of performance based equity awards.

Valley National Bancorp - 2017 Proxy Statement	27

With respect to our other NEOs, the Committee made the following determinations:

•	Maintained the total direct compensation of Messrs. Eskow and Crocitto (including all elements of compensation) consistent with 2015;

•	Increased Mr. Eskow's salary in 2017 for the first time in five years to $575,000 from $545,750, a 5.4% increase;

•	Maintained Messrs. Eskow and Crocitto at the proportion of target equity awards that are performance based at two-thirds of the total;

•	Increased the total direct compensation for Ira Robbins and Rudy Schupp to $1,525,000 from $1,281,250 and increased their base salary in 2017 to $750,000 from $525,000 in 2016;

•	Set the EIP cash awards for Messrs. Robbins and Schupp at $250,000 compared to $200,000 in the prior year; and

•	Awarded time vested ($250,000) and target performance based ($500,000) equity awards for Messrs. Robbins and Schupp which means that two-thirds of equity awards are performance based.
Discussion
Salaries. For the sixth consecutive year, the Committee determined not to increase the base salary for Mr. Lipkin. Mr. Eskow's salary in 2017 increased for the first time in five years to $575,000 from $545,750, a 5.4% increase. Messrs. Robbins’ and Schupp’s salaries were increased by 43% to $750,000 in recognition of their promotions in 2017 to President of Valley National Bank and President and Chief Banking Officer of the Company, respectively.
EIP Cash Awards.  Under the EIP, Valley may pay incentive compensation to its NEOs in an aggregate amount equal to 5% of its net income before taxes for the calendar year with the exact amounts to be determined by the Committee. In January 2016, the Committee began the process of determining awards under the EIP by: identifying the NEOs as the EIP participants; and allocating a share of the EIP pool to each participant, as shown in the first column of the table "EIP Awards for 2016".
In January 2017, the Committee certified the amount of the 2016 pool as $11,669,000, which was 5% of 2016 net income before taxes. Based on Valley’s 2016 financial results and the 2016 goals accomplished by each NEO, the Committee granted cash awards to the NEOs.
The following table shows the EIP cash awards for each NEO

and as a percentage of base salary.
EIP Cash Awards

Named Executive Officer	2016 Base Salary	EIP Cash Awards for 2016	EIP Cash Award as % of 2016 Base Salary
Gerald H. Lipkin	$1,123,500	$750,000	66.8%
Alan D. Eskow	545,750	200,000	36.6
Peter Crocitto	545,750	200,000	36.6
Ira D. Robbins	525,000	250,000	47.6
Rudy E. Schupp	525,000	250,000	47.6
The cash EIP award for Mr. Lipkin was higher than last year’s award by $150,000, or 25%. The Committee believes that this award was appropriate given Valley’s increased net income and EPS performance, as well as by the maintenance of Valley’s strong credit culture and quality, as well as the continued expansion of the franchise into a strong growth area. The cash awards for Messrs. Eskow and Crocitto were consistent with 2015. The cash awards for Messrs. Robbins and Schupp were $50,000, or 25%, higher than last year. The Committee believed that Messrs. Robbins and Schupp were instrumental in increasing Valley's profits and overall financial performance and thus were deserving of a substantially increased EIP cash award.
EIP - Time Vested Equity Awards
In January 2017, the Committee granted equity awards to our NEOs under the EIP. These awards consisted of time-vested shares of restricted stock. The time vested awards are granted under the EIP and the 2016 Stock Plan. The following table shows the time-vested restricted stock issued to our NEOs in 2017 and the grant date fair value of each award.

Named Executive Officer	Time Based Restricted Shares	Value of Shares at Grant Date
Gerald H. Lipkin	39,858	$450,000
Alan D. Eskow	19,929	225,000
Peter Crocitto	19,929	225,000
Ira D. Robbins	22,143	250,000
Rudy E. Schupp	22,143	250,000

28	Valley National Bancorp - 2017 Proxy Statement

Total EIP Awards
The table below shows the maximum EIP awards permitted for 2016 as well as the actual cash, time vested equity and total EIP award made to each NEO for 2016 performance.

EIP Awards for 2016

NEO	Allo-cation of EIP Pool	Maximum Permitted Aggregate EIP Award	Cash Award Paid	Time Vested Equity Award Granted	Total Aggre-gate Award Granted
Lipkin	35%	$4,084,150	$750,000	$450,000	$1,200,000
Eskow	17.5%	2,042,075	200,000	225,000	425,000
Crocitto	17.5%	2,042,075	200,000	225,000	425,000
Robbins	15%	1,750,350	250,000	250,000	500,000
Schupp	15%	1,750,350	250,000	250,000	500,000
		$11,669,000	$1,650,000	$1,400,000	$3,050,000

The aggregate total EIP award (both cash and equity) to all NEOs was $3,050,000, or approximately 26.1% of the total maximum amount available for grant under the EIP to the five NEOs. Mr. Lipkin received a total award of $1,200,000, or approximately 29.4% of his maximum award under the
EIP.
Performance Based Equity Awards
In January 2017, the Committee granted performance based restricted stock units to our NEOs under our 2016 Stock Plan. Of these performance based units, 75% are subject to vesting based on the attainment of adjusted Growth in Tangible Book Value and the remaining 25% are based on relative total shareholder return, or TSR, as discussed more detail above under “Overall Design and Mix of Equity Grants.” The following table shows the performance based equity awards that were made under the
2016 Stock Plan:

	Performance Based Stock Awards at Target			Performance Based Stock Awards at Maximum
Named Executive Officer	Based on TSR	Based on Growth in TBV	Total	Based on TSR	Based on Growth in TBV	Total
Gerald H. Lipkin	$325,000	$975,000	$1,300,000	$487,500	$1,462,500	$1,950,000
Alan D. Eskow	112,500	337,500	450,000	168,750	506,250	675,000
Peter Crocitto	112,500	337,500	450,000	168,750	506,250	675,000
Ira D. Robbins	125,000	375,000	500,000	187,500	562,500	750,000
Rudy E. Schupp	125,000	375,000	500,000	187,500	562,500	750,000
Peter Crocitto Retirement

On January 4, 2017, the Company announced the retirement of Peter Crocitto effective as of February 28, 2017. Following his retirement, Mr. Crocitto has agreed to serve as a consultant to the Company for a period of two years pursuant to the terms of a Consulting and Retirement Agreement dated January 4, 2017 (the “Agreement”).

Pursuant to the Agreement, and subject to the limitations set forth therein; (i) as permitted under the terms of the applicable grant agreements, all of Mr. Crocitto's previously unvested time-based awards of restricted stock vested upon retirement and his performance based restricted stock units remain outstanding and vest in accordance with the terms of the awards including performance based vesting conditions; (ii)

Mr. Crocitto was provided with, consistent with normal

practice, the cash and equity awards described above based on 2016 performance; (iii) the Company will pay Mr. Crocitto $48,000 per month during the period he provides consulting services to the Company; and (iv) the Company will provide other reasonable benefits and reimbursements to Mr. Crocitto. Under the Agreement, Mr. Crocitto agreed to expanded non-competition, non-solicitation, non-disparagement and confidentiality provisions for the period of his two year consulting agreement.
Pension and Other Compensation
Until 2014, our NEOs participated in two pension plans, a tax-qualified plan and a non-tax qualified plan. The latter plan is a supplemental, non-tax qualified pension plan, known as the Benefit Equalization Plan. We provided these benefits in order to make available to the recipients an income stream that will assist in meeting post-retirement expenses. Each of

Valley National Bancorp - 2017 Proxy Statement	29

these plans were frozen as of December 31, 2013 as described in more detail in “2014 Pension Benefits - Pension Plan” and “2014 Pension Benefits - Benefit Equalization Plan”.
On January 24, 2017, we entered into an amended and restated severance letter agreement with Gerald H. Lipkin.  The amended letter agreement clarifies Mr. Lipkin’s pension benefit by conforming the actuarial conversion factor that is used to determine his annuity to the Company’s qualified pension plan.  The result is an estimated increase in the present value of Mr. Lipkin’s pension benefit of $460,662 as of December 31, 2016.
We also provide perquisites to all senior officers.  We offer them the use of a company-owned automobile, and in limited instances, use of a driver, primarily for business use.  The automobile facilitates NEO travel between our offices, to business meetings with customers and vendors and to investor presentations.  NEOs may use the automobile for personal transportation.  Personal use of the automobile or driver, if not reimbursed by the NEO, results in taxable income to the NEO, and we include this in the amounts of income we report to the NEO and the Internal Revenue Service. Commencing in 2017, the Committee determined that going forward executives will receive a car stipend, not use of a company owned car.
We also support and encourage our NEOs to hold a membership in a local country club for which we pay admission costs, dues and other business related expenses. We find that the club membership is an effective means of obtaining business as it allows NEOs to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities for golf or food be paid directly by the NEO. Because the club memberships are used at our expense only for business entertainment, we do not include them as perquisites in our Summary Compensation Table.

We also provide change in control agreements to our NEOs, which provide for “double trigger” cash payments in the event of a change of control of Valley. These severance benefits provide the NEOs with a reasonable range of income protection in the event employment is terminated without cause following a change in control, support our executive retention goals and encourage their independence and objectivity in considering potential change in control transactions. The terms of these agreements are described more fully in this Proxy Statement under “Other Potential Post-Employment Payments.”
OTHER PROGRAM FEATURES
Hold Past Termination: If an NEO terminates employment for any reason and such termination results in the acceleration of equity awards, 50% of the shares of common stock underlying those equity awards must be held for a period of

18 months following the date of termination.
Clawback: Under our “clawback” policy, if there is a material restatement of our financial statements, or material misconduct by the executive which harms the Company financially, the Committee may “clawback” unvested equity awards and unpaid cash bonus awards and in the event of intentional fraud or misconduct by the executive previously paid or vested awards, as well as unvested awards may be clawed back. Our equity grants to executive officers include another “clawback” provision that allows recapture of the award for certain reasons within specified time periods.
No Hedging or Pledging: Valley adopted a policy prohibiting executive officers from entering into hedging and pledging transactions involving Valley’s common stock. The Board believes that such transactions, which have the effect of mitigating the risks and rewards of ownership, may result in the interests of management and shareholders of Valley being misaligned.
Stock Ownership: To better align the interests of our NEOs with those of our common shareholders, we require each NEO to own a minimum number of shares of our common stock. The table below shows the minimum holdings. Each NEO owns a substantial number of shares in excess of the minimums.
NEO Minimum Stock Ownership Requirements

Title (Name)	Minimum Required Common Stock Ownership*
CEO (Mr. Lipkin)	200,000
Senior EVP (Messrs. Eskow, Crocitto, Robbins and Schupp)	50,000
____________

*	Includes all shares each NEO is required under SEC rules to report as beneficially owned.
INCOME TAX CONSIDERATIONS

Our federal income tax deduction for non-performance based compensation paid to certain of our NEOs is limited by Section 162(m) of the Internal Revenue Code (IRC) to $1 million annually. Compensation paid to any of them exceeding $1 million is non-deductible for federal income tax purposes unless paid under a performance based plan pre-approved by our shareholders. At our annual shareholders meeting in 2010, the EIP was adopted, which allows the Committee to grant awards under the EIP which are intended to comply with the restrictions of Section 162(m). In addition, the 2016 Stock Plan allows the Committee to grant awards which are also intended to comply with the restrictions of Section 162(m) and the Committee has granted performance based equity awards under the 2016 Stock Plan.

However, the Compensation Committee retains the authority to authorize payments that may not qualify under Section 162

30	Valley National Bancorp - 2017 Proxy Statement

(m). With the exception of a small portion of Mr. Lipkin’s salary, we believe that all compensation granted to our NEOs in 2017 is deductible for federal income tax purposes.
COMPENSATION COMMITTEE REPORT AND CERTIFICATION
The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and those discussions, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gerald Korde, Committee Chairman
Andrew B. Abramson
Pamela R. Bronander
Eric P. Edelstein
Michael L. LaRusso
Marc J. Lenner
Suresh L. Sani

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights*	Weighted average exercise price on out-standing options and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	1,848,911	$14.01	8,334,305
Equity compensation plans not approved by security holders	—	—	—
Total	1,848,911	$14.01	8,334,305
____________

*
Amount includes 732,489 options outstanding with a weighted average exercise price of $14.01 and 1,116,422 performance-based restricted stock units at maximum at December 31, 2016.  Amount does not include 2,090,165 outstanding restricted shares.

Valley National Bancorp - 2017 Proxy Statement	31

SUMMARY COMPENSATION TABLE
The following table summarizes all compensation in 2016, 2015 and 2014 earned by our chief executive officer, chief financial officer and the three most highly paid executive officers (NEOs) for services performed in all capacities for Valley and its subsidiaries.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compen-sation (2)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings (3)	All Other Compen-sation (4)	Total	Total Without Change in Pension Value*
Gerald H. Lipkin	2016	$1,123,500	$1,750,000	$750,000	$909,924	$188,536	$4,721,960	$3,812,036
Chairman of the	2015	1,123,500	1,526,500	600,000	513,382	156,389	3,919,771	3,406,389
Board and CEO	2014	1,123,500	1,125,000	550,000	1,159,621	153,129	4,111,250	2,951,629
Alan D. Eskow	2016	545,750	675,000	200,000	0	118,714	1,539,464	1,539,464
Senior EVP, CFO and	2015	545,750	675,000	200,000	45,342	107,034	1,573,126	1,527,784
Corporate Secretary	2014	545,750	675,000	200,000	178,041	94,518	1,693,309	1,515,268
Peter Crocitto	2016	545,750	675,000	200,000	0	108,107	1,528,857	1,528,857
Senior EVP and COO	2015	545,750	675,000	200,000	0	91,891	1,512,641	1,512,641
	2014	545,750	675,000	200,000	445,076	78,494	1,944,320	1,499,244
Ira D. Robbins	2016	525,000	750,000	250,000	45,718	76,680	1,647,398	1,601,680
Senior EVP, Valley and President, Valley National Bank	2015	425,000	656,250	200,000	0	48,295	1,329,545	1,329,545
Rudy E. Schupp	2016	525,000	750,000	250,000	0	69,392	1,594,392	1,594,392
President, Valley and Chief Banking Officer, Valley National Bank	2015	425,000	656,250	200,000	0	37,478	1,318,728	1,318,728
___________

*
The amounts reported in this column differ, in certain cases substantially, from the amounts reported in the “Total” column required under SEC rules and should not be considered a substitute for the “Total” column of the Summary Compensation Table.

(1)
Stock awards reported in 2017 reflect the grant date fair value of the restricted stock and performance based restricted stock unit awards under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation ("ASC Topic 718") granted by the Compensation Committee based on 2016 results. The grant date fair value of time based restricted stock awards reported in this column for each of our NEOs was as follows: Mr. Lipkin, $450,000; Mr. Eskow, $225,000; Mr. Crocitto, $225,000; Mr. Robbins, $250,000; Mr. Schupp, $250,000. Restrictions on time based restricted stock awards lapse at the rate of 33% per year. Restrictions on performance based awards lapse based on achievement of the performance goals set forth in the performance restricted stock unit award agreement. Any shares earned based on achievement of the specific performance goals vest when the Compensation Committee certifies the payout level as a result of such performance achievement following the three-year performance period. The value on grant date of the performance based restricted stock unit awards based upon performance goal achievement at target and maximum would be as follows:

Name	Target Value at Grant Date	Maximum Value at Grant Date
Gerald H. Lipkin	$1,300,000	$1,950,000
Alan D. Eskow	450,000	675,000
Peter Crocitto	450,000	675,000
Ira D. Robbins	500,000	750,000
Rudy E. Schupp	500,000	750,000

(2)
Non-Equity awards earned for the year ended 2016 were, or will be distributed as follows: 50% of the non-equity award was paid in February 2017 and the remaining balance will be paid in eight equal quarterly installments, beginning April 2017 to January 2019, subject to our clawback policy.

(3)
Represents the change in the present value of pension benefits from year to year, taking into account the age of each NEO, a present value factor, and interest discount factor based on their remaining time until retirement. For Mr. Lipkin, the increase in value under the Pension Plan and BEP is attributable to the following sources:  1) actuarial increases received for late retirement past age 70 ½ and 2) a decrease in the discount rate from 4.325% to 4.110%, and 3) changes made pursuant to the pension section of his severance agreement (see "2016 Pension Benefits" below). The annual change in the present value of Messrs. Crocitto and Eskow accumulated benefits as of December 31, 2016 was a net decrease of $12,166 and $31,705 from the present value reported as of December 31, 2015, respectively; therefore, the amount reported for 2016 is zero. This increase is attributable to an update in the mortality table basis and passage of time.

(4)
All other compensation includes perquisites and other personal benefits paid in 2016 including automobile and driver (if applicable), accrued dividends on nonvested restricted stock, 401(k) contribution payments by Valley and group term life insurance (see table below).

32	Valley National Bancorp - 2017 Proxy Statement

Name	Auto (1)	Accrued Dividends & Interest Earned on Nonvested Stock Awards (2)	401(k) (3)	GTL (4)	Other	Total
Gerald H. Lipkin	$15,365	$159,921	$13,250	$0	$0	$188,536
Alan D. Eskow	14,035	76,977	13,224	14,478	0	118,714
Peter Crocitto	12,978	76,977	13,250	4,902	0	108,107
Ira D. Robbins	11,066	51,245	13,250	1,119	0	76,680
Rudy E. Schupp	2,572	46,905	13,250	6,665	0	69,392
____________

(1)	Auto represents the portion of personal use of a company-owned vehicle by the NEO and driving services (if applicable), during 2016.
(2)
Accrued dividends and interest on non-vested time and performance based restricted stock awards and performance based restricted stock units until such time as the vesting takes place. Performance based awards and units are accrued at target.

(3)
The Company provides up to 100% of the first 4% of pay contributed 50% of the next 2% of pay contributed and one must save at least 6% to get the full match (5%) under the 401(k) Plan to all full time employees in the plan including our NEOs.

(4)
GTL or Group Term Life Insurance represents the taxable amount for over $50,000 of life insurance for benefits equal to two times salary.
This benefit is provided to all full time employees. Mr. Lipkin has a $50,000 life insurance policy with the Company and is not subject to a taxable amount.

2016 GRANTS OF PLAN-BASED AWARDS
The following table represents the grants of awards to the NEOs in 2017 for 2016 performance under the Executive Incentive Plan and Long-Term Stock Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Gerald H. Lipkin	1/24/2017		$561,750	$1,123,500	57,573	115,146	172,719		$1,300,000
	1/24/2017							39,858	450,000
Alan D. Eskow	1/24/2017		191,013	382,025	19,929	39,858	59,787		450,000
	1/24/2017							19,929	225,000
Peter Crocitto	1/24/2017		191,013	382,025	19,929	39,858	59,787		450,000
	1/24/2017							19,929	225,000
Ira D. Robbins	1/24/2017		131,250	262,500	22,144	44,287	66,431		500,000
	1/24/2017							22,143	250,000
Rudy E. Schupp	1/24/2017		131,250	262,500	22,144	44,287	66,431		500,000
	1/24/2017							22,143	250,000
____________

(1)
As discussed in the Compensation Discussion and Analysis, in January 2016, the Compensation Committee assigned a percentage share of the 2016 EIP bonus pool of 5% of our 2016 net income before income taxes to each of our NEOs. The EIP permits the Compensation Committee to determine to pay earned awards, in whole or in part, in the form of cash or equity awards granted under our Long-Term Stock Incentive Plan. For 2016, the Compensation Committee determined that any cash awards that may be earned under the 2016 EIP bonus pool would be limited to a pre-established range set as a percentage of the particular NEO’s base salary. Each NEO could earn between 0% to 200% of his target cash award as reported under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” above. See table (“EIP Cash Award”) in the Compensation Discussion and Analysis for information regarding the salary amount used to determine the range of each NEO’s potential cash awards under the 2016 EIP bonus pool. The Compensation Committee awarded each NEO the cash amount reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2016. The Compensation Committee also granted each NEO an award of time-based restricted stock out of the 2016 EIP bonus pool (reported above under “All Other Stock Awards: Number of Shares of Stock”). The Compensation Committee also made grants to the NEOs under the 2016 Long-Term Incentive Stock Plan in the form of performance based restricted stock units (reported above under “Estimated Possible Payouts Under Equity Incentive Plan Awards”). The threshold amounts reported above for the performance based restricted stock unit awards represent the number of shares that would be earned based on achievement of threshold amounts under both the growth in tangible book value and relative TSR performance metrics measured over the cumulative three-year performance period. See our Compensation Discussion and Analysis for information regarding these time-based restricted stock and performance based restricted stock unit awards.

(2)	See grant date fair value details under footnote (1) of the Summary Compensation Table above.
Restrictions on performance based awards lapse based on achievement of the performance goals set forth in the performance restricted stock unit award agreement. Any shares earned based on achievement of the specific performance goals vest when

Valley National Bancorp - 2017 Proxy Statement	33

the Compensation Committee certifies the payout level as a result of such performance achievement. Restrictions on time based restricted stock awards lapse at the rate of 33% per year.
Dividends are credited on restricted stock and restricted stock units at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting, and are subject to the same time based and performance based restrictions as the underlying restricted stock and units. Upon a “change in control,” as defined in that plan, all restrictions on shares of time based restricted stock will lapse and restrictions on shares of performance based restricted stock units will lapse at target.
The per share grant date fair values under ASC Topic 718 of each share of time based restricted stock and performance based restricted stock units (with no market condition vesting requirement) was $11.29 per share awarded on January 24, 2017. Performance based restricted stock units with market condition vesting requirements (i.e., TSR) awarded on January 24, 2017 had a $10.34 per share grant date fair value.

34	Valley National Bancorp - 2017 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table represents stock option, restricted stock and restricted stock unit awards outstanding for each NEO as of December 31, 2016. All awards have been adjusted for stock dividends and stock splits, as applicable.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested(3)
Gerald H. Lipkin	1/24/2017					39,858	$463,947	172,719	$2,010,449
	1/29/2016							202,967	2,362,536
	1/27/2016					44,379	516,572
	1/30/2015					27,323	318,040	122,951	1,431,150
	1/31/2014					25,202	293,351	76,738	893,230
	11/15/2010	44,015	0	$11.91	11/15/2020
	2/12/2008	44,671	0	14.65	2/12/2018
	2/13/2007	46,904	0	19.36	2/13/2017

Total awards (#)		135,590	0			136,762	$1,591,910	575,375	$6,697,365
Market value of in-the-money options ($) (3)		$0	0
Alan D. Eskow	1/24/2017					19,929	$231,974	59,787	$695,921
	1/29/2016							79,319	923,273
	1/27/2016					26,627	309,938
	1/30/2015					16,393	190,815	73,770	858,683
	1/31/2014					10,081	117,343	30,696	357,301
	11/15/2010	21,170	0	$11.91	11/15/2020
	2/12/2008	21,059	0	14.65	2/12/2018

Total awards (#)		42,229	0			73,030	$850,070	243,572	$2,835,178
Market value of in-the-money options ($) (3)		0	0
Peter Crocitto	1/24/2017					19,929	$231,974	59,787	$695,921
	1/29/2016							79,319	923,273
	1/27/2016					26,627	309,938
	1/30/2015					16,393	190,815	73,770	858,683
	1/31/2014					10,081	117,343	30,696	357,301
	11/15/2010	21,170	0	$11.91	11/15/2020
	2/12/2008	21,059	0	14.65	2/12/2018

Total awards (#)		42,229	0			73,030	$850,070	243,572	$2,835,178
Market value of in-the-money options ($) (3)		0	0
Ira D. Robbins	1/24/2017					22,143	$257,745	66,431	$773,257
	1/29/2016							77,115	897,619
	1/27/2016					25,888	301,336
	1/30/2015					7,286	84,809	32,787	381,641
	1/31/2014					3,360	39,110	7,787	90,641
	11/17/2008	1,216	0	$14.24	11/17/2018
	11/14/2007	3,829	0	14.93	11/14/2017

Total awards (#)		5,045	0			58,677	$683,000	184,120	$2,143,158
Market value of in-the-money options ($) (3)		0	0
Rudy E. Schupp	1/24/2017					22,143	257,745	66,431	$773,257
	1/29/2016							77,115	897,619
	1/27/2016					25,888	301,336
	1/30/2015					7,286	84,809	32,787	381,641
Total awards (#)		0	0			55,317	$643,890	176,333	$2,052,517

Valley National Bancorp - 2017 Proxy Statement	35

____________

(1)	All stock option awards are currently exercisable, however, exercise prices are higher than Valley's market price at December 31, 2016 of $11.64.
(2)
Restrictions on time based restricted stock awards (reported above under “Number of Shares or Units of Stock That Have Not Vested”) lapse at the rate of 33% per year commencing with the first anniversary of the date of grant. The 2017 awards represent the time-based restricted stock granted out of the 2016 EIP bonus pool.

Restrictions on performance based restricted stock unit awards (reported above under “Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested”) lapse based on achievement of the performance goals set forth in the award agreement. Dividends are credited on these awards at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting, and are subject to the same time based or performance based restrictions as the underlying restricted stock unit.

The award amount in the "Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested" column, represents the number of shares that may be earned based on maximum performance achievement over the cumulative three-year performance period with respect to both the growth in tangible book value and total shareholder return performance metrics, for the 1/30/2015 award, 1/29/2016 award and 1/24/2017 award.

(3)	At per share closing market price of $11.64 as of December 31, 2016.
2016 STOCK VESTED
The following table shows the restricted stock that vested by NEOs in 2016 and the value realized upon vesting. None of our NEOs exercised any options in 2016.

	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(*)
Gerald H. Lipkin	91,847	$808,254
Alan D. Eskow	38,857	341,942
Peter Crocitto	38,857	341,942
Ira D. Robbins	11,825	104,060
Rudy E. Schupp	3,643	32,058
____________

*
The value realized on vesting of restricted stock represents the aggregate dollar amount realized upon vesting by multiplying the number of shares of restricted stock that vested by the fair market value of the underlying shares on the vesting date. Included above is the vesting of a portion of the performance-based awards granted on 1/31/2014 for Mr. Lipkin (18,902 shares), Mr. Eskow (7,560 shares), Mr. Crocitto (7,560 shares) and Mr. Robbins (2,520 shares). These shares vested based on achievement of the performance goals set forth in the award agreement based on the applicable growth in tangible book value conditions measured over the three-year performance period ending December 31, 2016. Dividends are credited on these awards at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting, and are subject to the same time based or performance based restrictions as the underlying restricted stock. The performance based awards granted on 1/31/2014 subject to vesting based on relative TSR performance lapsed without any vesting.

36	Valley National Bancorp - 2017 Proxy Statement

2016 PENSION BENEFITS
PENSION PLAN
Valley maintains a non-contributory, defined benefit pension plan (the "Pension Plan") for all eligible employees which was frozen effective January 1, 2014. The annual retirement benefit under the Pension Plan was (i) 0.85% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base, (iii) multiplied by the years of credited service (up to a maximum of 35 years). Employees who were participants in the Pension Plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee’s “average final compensation” is the employee’s highest consecutive five-year average of the employee’s annual salary (excluding non-equity compensation, overtime pay and other special pay), i.e., the amount listed as “Salary” in the Summary Compensation Table, subject to each year’s annual compensation limit. Employees hired on or after July 1, 2011, including Mr. Schupp, are not eligible to participate in the Pension Plan. As a result of amendments to the Pension Plan adopted in 2013, participants will not accrue further benefits and their pension benefits will be determined based on their compensation and service up to December 31, 2013. Plan benefits will not increase for any pay or service earned after such date.
BENEFIT EQUALIZATION PLAN
Valley maintains a Benefit Equalization Plan ("BEP") which provides retirement benefits in excess of the amounts payable from the Pension Plan for certain highly compensated executive officers. The BEP was first adopted January 1, 1989 and was frozen effective January 1, 2014. Benefits were determined as follows: (i) the benefit calculated under Valley pension plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (ii) the individual’s pension plan benefit. In general, officers of Valley who are participants in the Pension Plan and who received annual compensation in excess of the compensation limits under the qualified plan were eligible to participate in the BEP. Mr. Lipkin, Mr. Crocitto, Mr. Eskow and Mr. Robbins were participants in the BEP. Four other executive officers participated in the BEP. Executives hired on or after July 1, 2011, including Mr. Schupp, are not eligible to participate in the BEP. As a result of amendments to the BEP adopted in 2013, participants will not accrue further benefits and their benefits will be determined based on their compensation for service and years of service up to December 31, 2013. Benefits under the BEP will not increase for any pay or service earned after such date except participants may be granted up to three additional years of service if employment is terminated in the event of a change in control. The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits as of December 31, 2016.

Name	Plan Name	# of Years Credited Service	Present Value of Accu-mulated Benefits ($)
Gerald H. Lipkin	VNB Pension Plan	35	$1,960,529
	VNB BEP	37	7,938,441
Alan D. Eskow	VNB Pension Plan	22	763,939
	VNB BEP	22	1,603,017
Peter Crocitto	VNB Pension Plan	32	1,318,879
	VNB BEP	37	3,578,187
Ira D. Robbins	VNB Pension Plan	16	376,672
	VNB BEP	16	154,637
Present values of the accumulated benefits under the BEP and Pension Plan were determined as of January 1, 2017 based upon the accrued benefits under each plan as of December 31, 2016 and valued in accordance with the following principal actuarial assumptions: (i) post-retirement mortality in accordance with the RP-2014 White Collar Tables, rolled back to 2006, projected generationally with Scale MP-2016, (ii) interest at an annual effective rate of 4.11% compounded annually, (iii) retirement at the earliest age (subject to a minimum age of 55 and a maximum age equal to the greater of 65 and the participant’s age on January 1, 2017) at which unreduced benefits would be payable assuming continuation of employment and (iv) for the BEP payment is based on an election by the participant and for the Pension Plan it is assumed that 50% of participants will elect a joint and two-thirds survivor annuity and 50% will elect a straight life annuity (except for Mr. Lipkin whose benefits are assumed to be payable in the form of a joint and two-thirds survivor annuity as described below).
Gerald H. Lipkin. Pursuant to an amended and restated agreement dated January 24, 2017, an annual combined benefit from the Pension Plan, the BEP and, to the extent necessary, from the Company, in the form of a joint and two-thirds survivor annuity (the “Annual Combined Benefit”) will be provided to Mr. Lipkin upon his retirement and will continue for as long as Mr. Lipkin survives. The Annual Combined Benefit is estimated to be $801,170 as of December 31, 2016. The agreement provides that, should Mr. Lipkin survive past the tenth anniversary of his retirement (the “Initial Ten Year Period”), and should his spouse survive him, she will be entitled to a survivor benefit of two-thirds of the Annual Combined Benefit per year for the remainder of her life (the “Annual Post 10 Year Spousal Survivor Benefit”), which is estimated to be $534,113 as of December 31, 2016. If Mr. Lipkin dies (i) before commencing receipt

Valley National Bancorp - 2017 Proxy Statement	37

of benefits under the Pension Plan or (ii) before the end of the Initial Ten Year Period, and, in either case, if his spouse survives him, she will be entitled to an annual survivor benefit equal to the Annual Combined Benefit through the end of the Initial Ten Year Period (the “Annual 10 Year Spousal Survivor Benefit”) and, thereafter, the Annual Post 10 Year Spousal Survivor Benefit. In the event that both Mr. Lipkin and his spouse die prior to the end of the Initial Ten Year Period, the estate of the last surviving of Mr. Lipkin and his spouse will be entitled to a lump sum payment equal to the Annual Combined Benefit multiplied by the number of years (including fractional years) from the date of decease to the end of the Initial Ten Year Period (the “10 Year Estate Benefit”). The foregoing description assumes that pension benefits under the Pension Plan and the BEP are paid to Mr. Lipkin in the form of a joint and two-thirds survivor annuity with his current wife. The agreement provides that for both the Pension Plan and the BEP the actuarial adjustment from the single life annuity to the joint and two-thirds survivor annuity in the BEP will be made using the actuarial factor defined in the Pension Plan.
The agreement also specifies the manner in which Mr. Lipkin’s annuity payments are to be actuarially converted into a lump sum in the event of a change in control. Mr. Lipkin elected to take his BEP benefits as a lump sum in the event of a change in control and is the only participant to have made that election. Under the BEP, the lump sum is to be calculated using the lesser of 6% or the applicable interest rate under the Pension Plan. Under the agreement the actuarial assumptions used to convert the guaranteed annuity benefit specified above are more fully defined and instead of the BEP assumption on interest rates the agreement uses the lesser of 6% or the Pension Benefit Guaranty Corporation immediate interest rate used to determine lump sum payments for the calendar month immediately preceding the month the lump sum payments is made. Assuming the current interest rate environment, the agreement provides for a greater lump sum benefit payable upon a change in control than would otherwise be provided using the BEP formula.
EARLY RETIREMENT BENEFITS
An NEO’s accrued benefits under the Pension Plan and BEP are payable at age 65, the individual’s normal retirement age. If an executive terminates employment after both attainment of age 55 and completion of 10 years of service, he is eligible for early retirement. Upon early retirement, an executive may elect to receive his accrued benefit unreduced at age 65 or, alternatively, to receive a reduced benefit commencing on the first day of any month following termination of employment and prior to age 65. The amount of reduction is 0.5% for each of the first 60 months and 0.25% for each of the next 60 months that benefits commence prior to the executive’s normal retirement date (resulting in a 45% reduction at age 55, the earliest retirement age under the plans). However, there is no reduction for early retirement prior to the normal retirement date if the sum of the executive’s age and years of credited service at the benefit commencement date equals or exceeds 80.
Mr. Crocitto was eligible for early retirement with unreduced benefits and retired effective as of February 28, 2017.
LATE RETIREMENT BENEFITS
Effective December 31, 2013, the BEP was amended to specify the manner in which actuarial increases would be applied to benefits for executives postponing retirement beyond April 1st of the year in which the executive reaches age 70 1/2. The only NEO who has currently postponed retirement beyond April 1st of the year in which he reached age 70 1/2 is Mr. Lipkin.
DEFERRED COMPENSATION PLAN
Effective January 1, 2017, Valley established the Valley National Bancorp Deferred Compensation Plan (the "Plan") for the benefit of certain eligible employees. The Plan is intended to constitute a nonqualified, unfunded plan for federal tax purposes and for purposes of Title I of ERISA. The Plan is maintained for the purpose of providing deferred compensation for selected employees participating in the 401(k) Plan whose contributions are limited as a result of the limitations under section 401(a)(17) of the Code on the amount of compensation which can be taken into account under the 401(k) Plan and who elect to defer a portion of their income pursuant to this Plan. Each of our NEOs participates in the Plan.

Participant Deferral Contributions. Each participant in the Plan is permitted to defer, for that calendar year, up to five percent (5%) of the portion of the participant’s salary and cash bonus above the limit in effect for that calendar year under the Company's Section 401(k) Plan. The Compensation Committee has the authority to change the deferral percentage, but any such change only applies to calendar years beginning after such action is taken by the Compensation Committee. No deferrals may be taken until a participant’s salary and bonus for such calendar year is in excess of the limit in effect under the Company's 401(k) Plan.

Company Matching Contributions. Each calendar year, the Company will match 100% of a participant’deferral contributions under the Plan or matching contribution will not be made on participant deferrals that exceed five percent (5%) of the participant’s salary and bonus unless the Compensation Committee provides otherwise.

Earnings on Deferrals. Participants’ deferral contributions and company matching contributions will be adjusted at the end of each calendar year by an amount equal to one-month LIBOR average for the applicable calendar year plus 200 basis points, multiplied by the balance in the participant’s notional account at the end of the calendar year. The

38	Valley National Bancorp - 2017 Proxy Statement

Compensation Committee may adjust the earnings rate prospectively.

Amount, Form and Time of Payment. The amount payable to the participant will equal the amount credited to the participant’s account as of his or her separation from service with Valley, net all applicable employment and income tax withholdings. The benefit will be paid to the participant in a single lump sum within thirty days following the earlier of the participant’s separation from service with Valley or the date on which a change in control occurs, and will represent a complete discharge of any obligation under the Plan.
401(k) PLAN
Under the 401(k) plan, Valley matches the first four percent (4%) of salary contributed by an employee each pay period, and 50% of the next 2% of salary contributed, for a maximum matching contribution of five percent (5%), with an annual limit of $13,250 in 2016.
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Valley and the Bank are parties to severance and change in control arrangements with Messrs. Lipkin, Eskow, Robbins and Schupp.  Valley and the Bank were previously parties to severance and change in control arrangements with Mr. Crocitto; however, in connection with his retirement in February 2017, Valley and the Bank entered into a Consulting and Retirement Agreement with Mr. Crocitto which provides for payments and benefits in connection with his departure from the Company.  The following discussion describes the agreements currently in place with each of our named executive officers.
SEVERANCE AGREEMENT PROVISIONS
In the event of termination of employment without cause, the severance agreements with Mr. Lipkin and Mr. Eskow provide for a lump sum payment equal to twelve months of base salary as in effect on the date of termination, plus a fraction of the NEO’s most recent annual cash bonus, which is equal to (a) the number of months which have elapsed in the current calendar year divided by (b) 12. Mr. Robbins’ severance agreement, entered into in September 2016, provides for, in the event of termination of employment without cause, a lump sum payment equal to twenty four months of base salary as in effect on the date of termination, plus the sum of one times his most recent annual cash bonus and a fraction of his most recent annual cash bonus calculated in the same manner referenced above. No severance payment is made under the severance agreements if the NEO receives severance under a change in control agreement (described below).
For the purpose of the severance agreements, “cause” means willful and continued failure to perform employment duties after written notice specifying the failure, willful misconduct causing material injury to us that continues after written notice specifying the misconduct, or a criminal conviction (other than a traffic violation), drug abuse or, after a written warning, alcohol abuse or excessive absence for reasons other than illness, except in the case of Mr. Lipkin, whose severance agreement defines “cause” as gross misconduct in connection with our business or otherwise.
Under the severance agreements with Messrs. Lipkin, Eskow and Robbins, we provide the NEOs with a lump sum cash payment in place of medical benefits. The payment is 125% of total monthly premium payments under COBRA reduced by the amount of the employee contribution normally made for the health-related benefits the NEO was receiving at termination of employment, multiplied by 36. COBRA provides temporary continuation of health coverage at group rates after termination of employment. Under the severance agreements with these NEOs, we also provide a lump sum life insurance benefit equal to 125% of our share of the premium for three years of coverage, based on the coverage and rates in effect on the date of termination.
Under these agreements, each NEO is required to keep confidential all confidential information that he obtained in the course of his employment with us and is also restricted from competing with us in certain states during the term of his employment with us and for a period after termination of his employment.
In connection with the acquisition of 1st United Bank, where Mr. Schupp served as CEO, Valley entered into an employment agreement with Mr. Schupp for him to serve as the President of the Florida Division of the Bank. The agreement has a three year term, expiring on November 1, 2017. The agreement, as amended, provides for a minimum base salary, subject to increase from time to time in the discretion of the Compensation Committee. Under the agreement if Mr. Schupp is terminated without cause or terminates his employment for good reason, he will continue to receive his base salary for the greater of 12 months or the end of the employment term. Under the agreement, Mr. Schupp is required to keep confidential all confidential information that he obtained in the course of his employment with us and is restricted from competing with us in certain states during the term of his employment with us and for three years after termination of his employment.

CONSULTING AND RETIREMENT AGREEMENT

Mr. Crocitto retired from Valley, effective as of February 28, 2017, but continues to serve as a consultant to Valley for a

Valley National Bancorp - 2017 Proxy Statement	39

two year term pursuant to a Consulting and Retirement Agreement.

Pursuant to the Agreement, and subject to the limitations set forth therein: (i) as permitted under the terms of the applicable grant agreements, all of Mr. Crocitto’s previously unvested time-based awards of restricted stock vested upon his retirement and his performance based restricted stock units remain outstanding and will vest in accordance with the terms of the awards including performance based vesting criteria; (ii) Mr. Crocitto was provided with, consistent with normal practice, the cash and equity awards described above based on 2016 performance; (iii) the Company will pay Mr. Crocitto $48,000 per month during the period he provides consulting services to the Company; and (iv) the Company will provide other reasonable benefits and reimbursements to Mr. Crocitto.

Under the Agreement, Mr. Crocitto agreed to expanded non-competition, non-solicitation, non-disparagement and confidentiality provisions for the period of his two year consulting agreement. Mr. Crocitto was a party to severance and change in control agreements with generally the same terms as are described above for Mr. Eskow. These agreements terminated upon the effective date of Mr. Crocitto’s retirement at the end of February. The material benefits and reimbursements included in Mr. Crocitto’s retirement Agreement included 3 years of additional service under the BEP upon a CIC during the consulting term; reimbursement of COBRA premium payments reduced by the applicable employee contribution rate for 18 months following retirement, and thereafter up to $25,000 annually for reimbursement of health insurance premiums for himself, his wife and dependents, until the earlier Mr. Crocitto’s eligibility for Medicare or obtaining other health insurance; life insurance retirement benefits under Valley’s group life plan as he was entitled to under the plan; and payment of annual charges for 2017 club membership.

Upon his retirement, Mr. Crocitto returned his Company owned car. To facilitate required automobile travel for his consulting service, in lieu of travel expenses, he was given a $1,200 car allowance for the term of the consulting agreement.
CHANGE IN CONTROL ("CIC") AGREEMENT PROVISIONS
Each of our current NEOs is a party to a CIC Agreement. If a NEO is terminated without cause or resigns for good reason following a CIC during the contract period (which is defined as the period beginning on the day prior to the CIC and ending on the earlier of (i) the third anniversary of the CIC or (ii) the NEO’s death), the NEO would receive three times the highest annual salary and non-equity incentive received in the three years prior to the CIC, except for Mr. Schupp who would receive three times annual base salary plus a pro rated bonus for the year of termination. The NEOs would also receive payments for medical and life insurance identical to the benefits described above under “Severance Agreement Provisions.” Certain of the CIC Agreements also provide for a lump sum cash payment upon termination due to death or disability during the contract period equal to, for Mr. Eskow, the highest annual salary paid to him during any calendar year in the three years preceding the CIC, and for Messrs. Lipkin and Robbins, one-twelfth of this amount.
Payments under the CIC Agreements are triggered by the specified termination events following a “change in control.” The events defined in the agreements as changes of control are:

•
Outsider stock accumulation. We learn, or one of our subsidiaries learns, that a person or business entity has acquired 25% or more of Valley’s common stock, and that person or entity is neither our “affiliate” (meaning someone who is controlled by, or under common control with, Valley) nor one of our employee benefit plans;

•
Outsider tender/exchange offer. The first purchase of our common stock is made under a tender offer or exchange offer by a person or entity that is neither our “affiliate” nor one of our employee benefit plans;

•
Outsider subsidiary stock accumulation. The sale of our common stock to a person or entity that is neither our “affiliate” nor one of our employee benefit plans that results in the person or entity owning more than 50% of the Bank’s common stock;

•
Business combination transaction. We complete a merger or consolidation with another company, or we become another company’s subsidiary (meaning that the other company owns at least 50% of our common stock), unless, after the happening of either event, 60% or more of the directors of the merged company, or of our new parent company, are people who were serving as our directors on the day before the first public announcement about the event;

•	Asset sale. We sell or otherwise dispose of all or substantially all of our assets or the Bank’s assets;

•	Dissolution/Liquidation. We adopt a plan of dissolution or liquidation; and

•
Board turnover. We experience a substantial and rapid turnover in the membership of our Board of Directors. This means changes in board membership occurring within any period of two consecutive years that result in 40% or more of our board members not being “continuing directors.” A “continuing director” is a board member who was serving as a director at the beginning of the two-

40	Valley National Bancorp - 2017 Proxy Statement

year period, or one who was nominated or elected by the vote of at least 2/3 of the “continuing directors” who were serving at the time of his/her nomination or election.
“Cause” for termination of an NEO’s employment under the CIC Agreements means his willful and continued failure to perform employment duties, willful misconduct in office causing material injury to the company, a criminal conviction, drug or alcohol abuse or excessive absence. “Good reason” for a NEO’s voluntary termination of employment under the CIC Agreements means any of the following actions by us or our successor:

•	We change the NEO’s employment duties to include duties not in keeping with his position within Valley or the Bank prior to the change in control;

•	We demote the NEO or reduce his authority;

•	We reduce the NEO’s annual base compensation;

•
We terminate the NEO’s participation in any non-equity incentive plan in which the NEO participated before the change in control, or we terminate any employee benefit plan in which the NEO participated before the change in control without providing another plan that confers benefits similar to the terminated plan;

•	We relocate the NEO to a new employment location that is outside of New Jersey or more than 25 miles away from his former location;

•	We fail to get the person or entity who took control of Valley to assume our obligations under the NEO’s CIC Agreement; and

•	We terminate the NEO’s employment before the end of the contract period, without complying with all the provisions in the NEO’s CIC Agreement.
PARACHUTE PAYMENT REIMBURSEMENT
Mr. Lipkin and Mr. Eskow are entitled to receive a tax “gross-up” payment in the event that payments to such executive following a change in control of Valley exceed the limit provided under Section 280G of the Internal Revenue Code.  Since the execution of the change in control agreements of these NEOs, Valley adopted a policy prohibiting tax “gross-up” payments.  The tax “gross-up” payment provisions for these NEOs were in effect prior to adoption of such policy and thus remain in effect. Mr. Robbins and Mr. Schupp are not entitled to receive tax gross-up payments under their agreements. Mr. Robbins has a net best provision in his change in control agreement whereby he would be entitled to the greater after-tax benefit of either (i) his full change in control payment and benefits less any 280G excise tax, the payment of which would be Mr. Robbins’ responsibility, or

(ii) his change in control payment and benefits cut back to the amount that would not result in 280G excise tax. Mr. Schupp has a cut back provision bringing his total 280G parachute payment to the Section 280G limit.
PENSION PLAN PAYMENTS
The present value of the benefits to be paid to each NEO who is a participant in our pension plans following termination of employment over his estimated lifetime is set forth in the table below. Each such NEO receives three years additional service under the BEP upon termination without cause or resignation for good reason occurring during their contract period. Present values of the BEP and Pension Plan were determined as of January 1, 2017 based on RP-2014 White Collar Tables projected generationally with Scale MP-2015, and interest at an annual effective rate of 4.11% compounded annually for the pension plan and the BEP.
EQUITY AWARD ACCELERATION
In the event of a change in control or termination of employment as a result of death, all restrictions on an NEO’s equity awards will immediately lapse (for performance based restricted stock, all restrictions will lapse with respect to the target amount of shares). In the case of retirement, all restrictions will lapse on outstanding time based restricted stock awards, and performance based restricted stock awards will remain outstanding and vest in accordance with the original vesting schedule based on actual performance. For awards made under the 2016 and 2009 LTSIP, a minimum of 50% of any accelerated equity award must be retained by the NEO for a period of 18 months or in some cases 24 months. Upon termination of employment for any other reason (other than termination due to disability which may be treated differently), NEOs will forfeit all shares whose restrictions have not lapsed.

Valley National Bancorp - 2017 Proxy Statement	41

SEVERANCE BENEFITS TABLE
The table set forth below illustrates the severance amounts and benefits that would be paid to each of the current NEOs, if he had terminated employment with the Bank on December 31, 2016, the last business day of the most recently completed fiscal year, under each of the following retirement or termination circumstances: (i) death; (ii) retirement or resignation; (iii) dismissal without cause; and (iv) dismissal without cause or resignation for good reason following a change in control of Valley on December 31, 2016. Upon dismissal for cause, the NEOs would receive only their salary through the date of termination and their vested BEP and pension benefits. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws. Mr. Crocitto retired effective February 28, 2017, and the benefits he received are specified on pages [39-40] (Consulting and Retirement Agreement).

Executive Benefits and Payments Upon Termination	Death	Retirement or Resignation	Dismissal Without Cause (3)	Dismissal without Cause or Resignation for Good Reason (Following a Change in Control) (5)
Mr. Lipkin
Amounts payable in full on indicated date of termination:
Severance – Salary component (1)	$1,123,500	$0	$1,123,500	$3,370,500
Severance – Non-equity incentive (1)	0	0	0	2,250,000
Restricted stock awards	1,127,963	1,127,963	0	1,127,963
Performance Restricted stock/unit awards (2)	2,529,116	2,529,116	0	2,529,116
Stock options	0	0	0	0
Welfare benefits continuation	48,971	48,971	48,971	46,385
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	4,513,869
Sub Total	4,829,550	3,706,050	1,172,471	13,837,833
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan (3)	8,890,978	8,890,978	8,890,978	9,493,431
Pension plan (3)	2,197,918	2,197,918	2,197,918	2,197,918
Total	$15,918,446	$14,794,946	$12,261,367	$25,529,182

Mr. Eskow
Amounts payable in full on indicated date of termination:
Severance – Salary component	$0	$0	$545,740	$1,637,250
Severance – Non-equity incentive	0	0	0	600,000
Restricted stock awards	618,096	618,096	0	618,096
Performance Restricted stock/unit awards (2)	1,187,967	1,187,967	0	1,187,967
Stock options	0	0	0	0
Welfare benefits continuation	11,250	0	11,250	11,250
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	1,955,719
Sub Total	1,817,313	1,806,063	556,990	6,010,282
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan (3)	1,852,978	1,852,978	1,852,978	2,226,397
Pension plan (3)	876,420	876,420	876,420	876,420
Total	$4,546,711	$4,535,461	$3,286,388	$9,113,099

Mr. Robbins
Amounts payable in full on indicated date of termination:
Severance – Salary component	$0	$0	$1,050,000	$1,575,000
Severance – Non-equity incentive	0	0	250,000	750,000
Restricted stock awards	425,260	0	0	425,260
Performance Restricted stock/unit awards (2)	852,840	0	0	852,840
Stock options	0	0	0	0
Welfare benefits continuation	75,493	0	75,493	77,403
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A
Sub Total	1,353,593	0	1,375,493	3,680,503
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan (3)	0	0	0	240,016
Pension plan (3)	332,315	332,315	332,315	332,315
Total	$1,685,908	$332,315	$1,707,808	$4,252,834

42	Valley National Bancorp - 2017 Proxy Statement

Executive Benefits and Payments Upon Termination	Death	Retirement or Resignation	Dismissal Without Cause (3)	Dismissal without Cause or Resignation for Good Reason (Following a Change in Control) (5)
Mr. Schupp
Amounts payable in full on indicated date of termination:
Severance – Salary component	$0	$0	$525,000	$1,575,000
Severance – Non-equity incentive	0	0	0	250,000
Restricted stock awards	386,145	0	0	386,145
Performance Restricted stock/unit awards (2)	852,840	0	0	852,840
Stock options	0	0	0	0
Welfare benefits continuation (4)	336,962	336,962	336,962	336,962
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A
Sub Total	1,575,947	336,962	861,962	3,400,947
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	N/A	N/A	N/A	N/A
Pension plan	N/A	N/A	N/A	N/A
Total	$1,575,947	$336,962	$861,962	$3,400,947

N/A	– Not applicable (a parachute penalty tax gross up is payable only upon a CIC).

(1)	Upon death, 12 months salary, offset by qualified and non-qualified retirement benefits payable in 12 months following death.
(2)
Upon death, dismissal without cause upon a change in control or resignation for good reason upon a change in control, unearned performance restrict stock awards immediately vest at the target amount. Upon retirement, performance restricted stock awards continue to vest according to the schedules set forth in their respective award agreements, therefore the same amounts is shown in all columns assuming the target amount is earned.

(3)	Upon dismissal for cause, Messrs. Lipkin, Eskow and Crocitto would receive BEP benefits.
(4)
Mr. Schupp's welfare benefits continuation is equal to fifteen years of medical and dental coverage assuming cost remains at rates as of 12/31/2016 plus a lump sum payment of $23,277 in lieu of life insurance.

(5)	Neither Mr. Schupp or Mr. Robbins have tax gross-up provision.

Valley National Bancorp - 2017 Proxy Statement	43

ITEM 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), Valley’s shareholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement, commonly referred to as a "say-on-pay vote." Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only and is not binding on Valley or the Board of Directors. We currently hold an annual say-on-pay vote. At this year’s annual meeting, we will hold a “say-on-frequency” vote to determine our shareholders’ preference for the frequency of future say-on-pay votes. See Item 4 below.
The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to our financial success. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s shareholders. The Company believes that its executive compensation program satisfies this goal.
The Compensation Discussion and Analysis beginning on page [23] of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation and Human Resources Committee in 2016 and early 2017.
The Company requests shareholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
As an advisory vote, this proposal is not binding upon the Board of Directors or the Company. However, the Compensation and Human Resources Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. In 2016, approximately 94% of the shares voted on the proposal voted in favor of the Company’s executive compensation program.

RECOMMENDATION ON ITEM 3

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DETERMINED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES (INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED NARRATIVE DISCUSSION).

44	Valley National Bancorp - 2017 Proxy Statement

ITEM 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION

We are providing shareholders with the opportunity to cast an advisory vote regarding the frequency of future advisory votes on executive compensation, commonly known as a “say-on-frequency” vote. Shareholders may vote on whether the advisory say-on-pay vote should occur every year, every two years or every three years.

We are required to hold an advisory say-on-frequency vote every six years. The Company’s shareholders were last provided with the opportunity to vote on the frequency of “say-on-pay” vote in 2011. At that time, our shareholders voted in favor of holding say-on-pay votes annually and the Board of Directors adopted this standard.

Although we recognize the potential benefits of having less frequent advisory votes on executive compensation (including allowing the Company additional time to conduct a more detailed review of its pay practices in response to the outcome of shareholder advisory votes), we recognize that the widely adopted standard, both among Valley's peer companies as well as outside our industry, is to hold say-on-pay votes annually. We also acknowledge current shareholder expectations regarding having the opportunity to express their views on the Company’s compensation of its executive officers on an annual basis. In light of investor expectations and prevailing market practice, the Board of Directors recommends that the advisory say-on-pay vote occur every year.

The proxy card provides for four choices and shareholders are entitled to vote on whether the advisory vote on executive compensation should be held every year, every two years or every three years, or to abstain from voting.

The result of this advisory say-on-pay vote is not binding on the Company, or the Board of Directors, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors values the opinions that shareholders express in their votes and will consider the outcome of the vote and shareholder feedback when deciding how frequently to conduct the advisory say-on-pay vote. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct say-on-pay votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to its executive compensation programs.

RECOMMENDATION ON ITEM 4

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS YOU VOTE TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

Valley National Bancorp - 2017 Proxy Statement	45

ITEM 5

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF VALLEY NATIONAL BANCORP TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

We are asking our shareholders to approve an amendment to our certificate of incorporation to increase our authorized capital stock to 500,000,000 shares and thereby increase the number of authorized shares of our common and preferred stock. Our Restated Certificate of Incorporation currently authorizes the issuance of 362,023,233 shares of capital stock, consisting of 332,023,233 shares of common stock, no par value, and 30,000,000 shares of preferred stock, no par value. On January 24, 2017, our Board of Directors approved a proposal to amend our Restated Certificate of Incorporation to increase the number of shares of capital stock that we are authorized to issue from 362,023,233 shares to 500,000,000 shares, consisting of 450,000,000 shares of common stock and 50,000,000 shares of preferred stock, which is subject to shareholder approval to become effective. Shareholder approval of the proposed amendment will result in an increase of 117,976,767 shares of common stock and an increase of 20,000,000 shares of preferred stock.

Our Board believes the proposed amendment to be advisable and in the best interests of the Company and our shareholders and is accordingly submitting the proposed amendment to be voted on by the shareholders. The amendment gives the Company more flexibility in mergers and acquisitions, capital raising transactions, grants under equity compensation plans, and other general corporate transactions. If the authorization of an increase in the available capital stock is not approved, there may be delay and expense related to the need to obtain future approval of shareholders for more authorized shares and this delay could impair our ability to address our corporate needs.

We have no present plans to issue any capital stock in a mergers or acquisitions, capital raising transactions, or other corporate transactions, other than to directors, officers and employees under our equity compensation plans in the ordinary course of business.

As of January 31, 2017, of the 332,023,233 currently authorized shares of common stock, 263,642,819 are issued and outstanding and 5,669,247 are reserved for issuance under our long term equity incentive plans and outstanding warrants. Shares reserved for issuance include 715,830 shares to be issued upon the exercise of outstanding stock options, 3,280,974 shares to be issued upon the exercise of outstanding warrants, and up to 1,672,443 to be issued upon vesting of restricted stock units. Based on these issued and reserved shares of common stock, we currently have approximately 62,711,167 shares of common stock remaining available for issuance in the future. Based on these issued and reserved shares of common stock, shareholder approval of the proposed amendment will result in 180,687,934 shares of common stock remaining available for issuance in the future.

As of January 31, 2017, of the 30,000,000 currently authorized shares of preferred stock, 4,600,000 are issued and outstanding. All of the unissued preferred stock is “blank check” preferred stock under the provisions of our Restated Certificate of Incorporation which provisions were previously approved by our shareholders. Our Board has the authority to set all of the terms and conditions of the preferred stock prior to issuance. The additional authorized preferred stock would also be “blank check” preferred stock. We currently have approximately 25,400,000 shares of preferred stock remaining available for issuance in the future. Shareholder approval of the proposed amendment would result in 45,400,000 shares of preferred stock remaining available for issuance.

Text of the Amendment
Our Board proposes to amend Article V(A) of our Restated Certificate of Amendment to that it would read in its entirety as follows (with the changes underlined):
“The total authorized capital stock of the Corporation shall be 500,000,000 shares, consisting of 450,000,000 shares of common stock and 50,000,000 shares of preferred stock which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value. The shares of preferred stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.”
Purpose of the Amendment
Our Board is recommending this increase in the number of authorized shares of capital stock primarily to have additional shares available for use as our Board deems appropriate or necessary. As such, the primary purpose of the proposed amendment is to provide us with greater flexibility with respect to issuing common or preferred stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board.
As stated previously, the newly authorized shares of capital stock would be issuable for any proper corporate purpose including, but not limited to, mergers and acquisitions, capital raising transactions, or grants under equity compensation plans. We have no immediate plans to issue any common or preferred stock other than issuing common stock to officers,

46	Valley National Bancorp - 2017 Proxy Statement

directors, and employees under our equity compensation plans, which were previously approved by our shareholders and are limited in terms of the number of shares that may be issued.
Our Board has determined that having an increased number of authorized but unissued shares of capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in our capitalization.
Rights of Additional Authorized Shares
Any authorized shares of common stock, if and when issued, would be part of the Company’s existing class of common stock, and would have the same rights and privileges as the shares of common stock currently outstanding. Current shareholders do not have preemptive rights with respect to common stock, nor do they have cumulative voting rights. Should the Board issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of the Company’s then outstanding common stock would be reduced.
Any preferred stock issued in the future will have the rights and preferences designated by our Board which may have rights and preferences with respect to dividends and other matters which are greater than the rights of our holders of common stock.
Potential Adverse Effects
Future issuances of either common stock or preferred stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting power and interest of current shareholders. In addition, the availability of additional shares of common stock and preferred stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.
Effectiveness of Amendment
If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the New Jersey Department of Treasury, which the Company expects to file promptly after the Annual Meeting. If the proposed amendment is not approved by the Company’s shareholders, the number of authorized shares of capital stock will remain unchanged.

Vote required
The affirmative vote of a majority of the votes cast by the holders of shares of the Company’s common stock at the meeting is required for the approval of the proposed amendment to our Restated Certificate of Incorporation.

RECOMMENDATION ON ITEM 5

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

Valley National Bancorp - 2017 Proxy Statement	47

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation and Human Resources Committee are Gerald Korde, Andrew B. Abramson, Pamela Bronander, Eric P. Edelstein, Michael L. LaRusso, Marc J. Lenner, and Suresh L. Sani. All of the members of the Compensation and Human Resources Committee, or their affiliates, have engaged in loan transactions with the Bank, as discussed below, in “Certain Transactions with Management”. No other relationships required to be reported under the compensation committee interlock rules promulgated by the Securities and Exchange Commission exist with respect to members of our Compensation and Human Resources Committee.
CERTAIN TRANSACTIONS WITH MANAGEMENT
POLICY AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PARTY TRANSACTIONS. Our related party transactions between Valley or any of its subsidiaries and an executive officer, director or an immediate family member and the companies such persons may own or control or have a substantial ownership interest in (collectively "insiders") are governed by our written related party transaction policy. Insiders may use Valley's services or may provide services to Valley. We require our directors and executive officers to complete a questionnaire, annually, to provide information specific to related party transactions. We expect our directors and officers to use the services of Valley National Bank.
With respect to the use of the Bank’s services by insiders, most loans to insiders by the Bank are governed by Regulation O. Regulation O requires that such loans (i) be made on the same or substantially similar terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable loans to third parties, and (ii) not involve more than the normal risk of collectability. Regulation O also requires that such loans be approved by a majority of the directors with the director who is the borrower, or related to the borrower, not present or voting.

With respect to other bank services provided to insiders, those services are provided on the same terms and conditions as provided to third parties, with no Board approval required.

With respect to insiders providing services, Valley engages in such transactions with insiders only when the Board through a committee believes the benefit to Valley outweighs the detriment of a conflict of interest transaction and the transaction is believed to be in the best interests of Valley.

Under the related party transactions Policy, applicable transactions are referred for review and approval to the Nominating and Corporate Governance Committee at least annually. If the transaction presents a continuing relationship the activity is reviewed and, if appropriate, approved by the

Committee. If the transaction is new, the Committee is charged with reviewing it and approving it if it is believed to be in the best interests of Valley. If a transaction is not approved, the services offered will not be used. If an ongoing transaction fails to be ratified it will, if possible, be cancelled in accordance with any contractual rights. The Audit Committee oversees compliance with the related party transaction policy.
TRANSACTIONS. The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on the same terms, including interest rates and collateral, as those available to other persons not related to Valley, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.
During 2016, Valley made payments for services to insider entities with which at least one director is affiliated; except as indicated, the payments were less than 5% of the entity’s gross revenue. Each of the following payments were approved, under our related party transaction policy.

•
During 2016, Valley and its borrowers made payments totaling approximately $402,000 (more than 5% of the entity’s gross revenue) for legal services to a law firm in which director Graham O. Jones is the sole equity partner. The fees represented 33% of the firm's gross revenues.

Of the fees paid by Valley and its borrowers to Jones & Jones, $276,400 were for loan review services and approximately $74,650 thousand were for collection proceedings.
With respect to loan closings, Valley sets the fees to be paid by a borrower when Jones & Jones acts as its review counsel in commercial real estate loan transactions which fees are subject to the acceptance by the borrower. In collection actions, the fee must be reasonable. Valley currently utilizes 145 legal firms for loan closings and collection efforts. Jones and Jones’ fees are comparable.

•
During 2016, Valley made payments totaling $90,000 (more than 5% of the entity’s gross revenue) for fees pursuant to a long-standing consulting agreement with MG Advisors, Inc. MG Advisors is 100% owned by Michael Guilfoile, the spouse of Mary Guilfoile.

The fees paid by Valley represented approximately 13% of MG Advisors, Inc.’s gross revenues. The income from MG Advisors is not material to the overall financial position of Mr. Guilfoile or Ms. Guilfoile.

48	Valley National Bancorp - 2017 Proxy Statement

Valley pays MG Advisors a monthly retainer under an agreement first entered into in 1993. The monthly fees paid are considered comparable to other professional fees which are available to Valley. Mr. Guilfoile’s 39 years of consulting and investment banking experience in the financial services sector and his knowledge of Valley through his over 30 year association with the Company is the basis for the belief that the agreement is in the best interest of the Company. The retainer agreement also provides for additional mutually agreed upon fees to MG Advisors if a transaction Mr. Guilfoile works on is consummated. No such fees were paid in 2016.
Under the monthly retainer MG Advisors’ President, Michael Guilfoile, is available to all senior management and the board of directors for strategic advisory matters, merger and acquisition transaction, and other financial transactions related to the Company’s activities. Mary Guilfoile, the spouse of Mr. Guilfoile, does not provide any advice to Valley through MG Advisors. Michael Guilfoile has been an advisor to Valley since 1984 and MG Advisors commenced its relationship with Valley in 1993. Ms. Guilfoile joined the Valley Board in 2003 after serving in various full time positions in the financial services industry, most recently as Treasurer of JP Morgan Chase.

•
In 2001, Valley National Bank purchased $150 million of bank-owned life insurance ("BOLI") from a nationally known life insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The amount of the premiums and the terms of the policies are substantially the same as those prevailing for comparable policies with other insurance companies and brokers. During 2007, the Bank purchased $75 million of additional BOLI from the same life insurance company. This purchase was also completed after a competitive selection process with other vendors. The son-in-law of Mr. Lipkin is a licensed insurance broker who introduced Valley to the program offered by this nationally recognized life insurance company. Mr. Lipkin’s son-in-law was introduced to an insurance broker for the life insurance company sometime in 2000 or 2001 by a mutual friend. The son-in-law introduced the broker to Valley National Bank and provided assistance during the BOLI proposal and selection process. As is customary among brokers who introduce a client to another broker, Mr. Lipkin’s son-in-law receives commissions (with a percentage dollar amount and time period for payment which are each typical for such referral services) for the life of the policy.

In 2016, Mr. Lipkin’s son-in-law received $35,547 in insurance commissions relating to the Bank’s BOLI purchases, pursuant to the arrangement he entered into with the insurance broker associated with the insurance company. The aggregate amount of commissions paid to date (from 2001 to 2016) to the son-in-law totaled approximately $795,303 and the anticipated aggregate amount of commissions he will receive over the next 15 years is approximately $300,000 (the compensation was structured as a declining revenue stream; for example, he would earn approximately $11,000 in year 2031).

•
In 2011 Valley acquired State Bancorp, Inc. At the time of acquisition, State Bancorp leased a branch located in Westbury, New York. In connection with the acquisition of State Bancorp, the Boards of State Bancorp and Valley agreed that Mr. Wilks was to be elected to the Board of Valley National Bancorp. In connection with the merger of State Bancorp into Valley, effective January 1, 2012, Valley assumed the lease for the Westbury, New York branch. The lease provides for fixed rental payments of approximately $190,000 per year with no additional rent, such as real estate taxes, insurance and parking lot maintenance. The lease may be terminated at any time by the landlord upon not less than 130 days written notice. The landlord, Westbury Plaza Associates, L.P., is a limited partnership which is controlled by the Estate of Mr. Wilks’ father-in-law and beneficially owned by both the Estate and a trust for the benefit of Mr. Wilks’ spouse. Westbury Plaza Associates is a limited partnership which is part of a larger organization. Valley’s rental payment in 2016 represented approximately 0.42% of the annual gross revenue of the larger organization.

Valley National Bancorp - 2017 Proxy Statement	49

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports relating to their ownership and changes in ownership of our common stock with the SEC and NYSE by certain deadlines. Based on information provided by our directors and executive officers, Thomas A. Iadanza failed to timely file a Form 4 (to report shares withheld for taxes) due to administrative error; Gerald Lipkin, Alan Eskow, Ira Robbins, Rudy Schupp, Thomas Iadanza, Dianne Grenz, Melissa Scofield, Peter Crocitto, Andrea Onorato, Bernadette Mueller and Albert Engel each filed a Form 4 (to report a grant of shares) one day late due to administrative error and Kevin Chittenden filed a Form 4 (to report a grant of shares) three days late due to administrative error.
We believe all our other directors and executive officers complied with their Section 16(a) reporting requirements in 2016.
SHAREHOLDER PROPOSALS
New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in our Notice of Annual Meeting of Shareholders in order for the proposal to be considered at a meeting of Valley's shareholders.
An SEC rule requires certain shareholder proposals be included in the notice of meeting. Proposals of shareholders which are eligible under the SEC rule to be included in our year 2018 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 17, 2017. If we change our 2018 annual meeting date to a date more than 30 days from the anniversary of our 2017 annual meeting, then the deadline will be changed to a reasonable time before we begin to print and mail our proxy materials. If we change the date of our 2018 annual meeting by more than 30 days from the anniversary of this annual meeting, we will so state in first quarterly report on Form 10-Q we file with the SEC after the date change, or will notify our shareholders by another reasonable method.

50	Valley National Bancorp - 2017 Proxy Statement

OTHER MATTERS
The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.
Shareholders are urged to vote by Internet or telephone or sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or Internet. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors,

Alan D. Eskow
Corporate Secretary

Wayne, New Jersey
March 17, 2017
A copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2016 filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Tina Zarkadas, Assistant Vice President, Shareholder Relations Specialist, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Our Annual Report on Form 10-K (without exhibits) is also available on our website at the following link: http://www.valleynationalbank.com/filings.html

Valley National Bancorp - 2017 Proxy Statement	51

APPENDIX A

VALLEY NATIONAL BANCORP Valley Peer 18 2016 Size Comparisons
Company	Ticker	Net Income (in thous.)	Total Revenue (in thous.)	Total Assets (in thous.)	Market Capitalization (in mil.)
BankUnited, Inc.	BKU	$225,741	$973,802	$27,880,151	$3,926.1
Community Bank System, Inc.	CBU	103,812	429,847	8,667,564	2,745.8
Dime Community Bancshares, Inc.	DCOM	72,514	219,380	6,005,430	752.9
EverBank Financial Corp.	EVER	144,931	897,415	27,838,086	2,470.9
Flushing Financial Corporation	FFIC	64,916	224,622	6,058,487	841.5
Fulton Financial Corporation	FULT	161,625	710,950	18,944,247	3,272.0
Investors Bancorp, Inc.	ISBC	192,125	677,290	23,174,675	4,316.8
NBT Bancorp Inc.	NBTB	78,409	380,154	8,867,268	1,811.9
New York Community Bancorp, Inc.	NYCB	495,401	1,432,954	48,926,555	7,749.1
PacWest Bancorp	PACW	352,166	1,073,766	21,869,767	6,602.7
People's United Financial, Inc.	PBCT	281,000	1,314,900	40,609,800	6,116.6
PrivateBancorp	PVTB	208,357	730,184	20,053,773	4,327.0
Prosperity Bancshares	PB	274,466	751,045	22,331,072	4,988.1
Provident Financial Services, Inc.	PFS	87,802	313,960	9,500,465	1,870.1
Signature Bank	SBNY	396,324	1,189,992	39,047,611	8,202.5
Sterling Bancorp	STL	139,972	475,256	14,178,447	3,165.0
Texas Capital BancShares	TCBI	155,119	700,594	21,697,134	3,881.1
Webster Financial Corporation	WBS	207,127	982,991	26,064,664	4,986.6
Valley National Bancorp	VLY	$168,146	$721,374	$22,864,439	$3,068.8

52	Valley National Bancorp - 2017 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 27, 2017

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On Thursday, April 27, 2017.
The Proxy Statement and the Annual Report are available at the following weblink:
www.proxydocs.com/VLY

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on Monday, February 27, 2017. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21203030040030000100 5 042717

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1.

1. Election of 12 Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Andrew B. Abramson
- ○ Peter J. Baum
- ○ Pamela R. Bronander
- ○ Eric P. Edelstein
- ○ Mary J. Steele Guilfoile
- ○ Graham O. Jones
- ○ Gerald Korde
- ○ Michael L. LaRusso
- ○ Marc J. Lenner
- ○ Gerald H. Lipkin
- ○ Suresh L. Sani
- ○ Jeffrey S. Wilks

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. AN ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 5.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder: ____________ Date: ________ Signature of Shareholder: ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 27, 2017

PROXY VOTING INSTRUCTIONS

Vote online/phone until 11:59 PM EST the day before the meeting.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 27, 2017. The Proxy Statement and the Annual Report are available at the following weblink: www.proxydocs.com/VLY

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

21203030040030000100 5   042717

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1.

1. Election of 12 Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

- ○ Andrew B. Abramson
- ○ Peter J. Baum
- ○ Pamela R. Bronander
- ○ Eric P. Edelstein
- ○ Mary J. Steele Guilfoile
- ○ Graham O. Jones
- ○ Gerald Korde
- ○ Michael L. LaRusso
- ○ Marc J. Lenner
- ○ Gerald H. Lipkin
- ○ Suresh L. Sani
- ○ Jeffrey S. Wilks

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. AN ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 5.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder: ____________ Date: ________ Signature of Shareholder: ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on Monday, February 27, 2017. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process.

0

VALLEY NATIONAL BANCORP

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 27, 2017

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ANDREW B. ABRAMSON, ERIC P. EDELSTEIN and GERALD KORDE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at 100 Furler Street, Totowa, NJ, on Thursday, April 27, 2017 at 9:00 a.m., local time, and at any adjournment thereof for all matters as indicated upon the reverse side, and at their discretion, upon other matters that may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of all nominees for director listed on this proxy; FOR proposals 2, 3 and 5; and in the case of proposal 4, for 1 year. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side.)

1.1

14475

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

VALLEY NATIONAL BANCORP

To Be Held On:

Thursday, April 27, 2017

100 Furler Street, Totowa, NJ

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before Monday, April 3, 2017.

Please visit www.proxydocs.com/VLY, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL: **TELEPHONE: (800) 522-4100 EXT3380**
E-MAIL: investorrelations@valleynationalbank.com
WEBSITE: valleynationalbank.com

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1.

1. ELECTION OF 12 DIRECTORS:
   - Andrew B. Abramson
   - Peter J. Baum
   - Pamela R. Bronander
   - Eric P. Edelstein
   - Mary J. Steele Guilfoile
   - Graham O. Jones
   - Gerald Korde
   - Michael L. LaRusso
   - Marc J. Lenner
   - Gerald H. Lipkin
   - Suresh L. Sani
   - Jeffrey S. Wilks

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

3. AN ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 5.

Please note that you cannot use this notice to vote by mail.